Exhibit 5.3

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                    COLLATERAL AGENCY AGREEMENT

                           Dated as of

                       February 15, 1996

                             among

                          USAIR, INC.,

                     WILMINGTON TRUST COMPANY,

         as Class A Indenture Trustee, Class B Indenture Trustee,

                   and Class C Indenture Trustee,

                WESTDEUTSCHE LANDESBANK GIROZENTRALE,

                        NEW YORK BRANCH,

       as Class A Liquidity Provider, Class B Liquidity Provider,

                   and Class C Liquidity Provider,

                                and

                      WILMINGTON TRUST COMPANY,

                         as Collateral Agent





















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                         TABLE OF CONTENTS


                                                            Page

GRANTING CLAUSE..............................................  1
HABENDUM CLAUSE..............................................  3

ARTICLE I.  DEFINITIONS......................................  5

SECTION  1.1. Definitions....................................  5

ARTICLE II.  CASH COLLATERAL ACCOUNT; CONTROLLING PARTY......  5

SECTION 2.1.  [Reserved].....................................  5
SECTION 2.2.  Cash Collateral Account........................  5
SECTION 2.3.  [Reserved].....................................  6
SECTION 2.5.  Redemptions....................................  6
SECTION 2.6.  Designated Representatives.....................  7
SECTION 2.7.  Controlling Party..............................  8

ARTICLE III.  RECEIPT, DISTRIBUTION AND APPLICATION
                   OF INCOME FROM THE COLLATERAL.............  9

SECTION 3.1.  Written Notice of Distribution.................  9
SECTION 3.2.  Regular Distribution on Payment Dates.......... 11
SECTION 3.3.  Payments After Notice of Acceleration, Etc..... 12
SECTION 3.4.  Other Payments................................. 14
SECTION 3.5.  Payments to the Indenture Trustees; Liquidity
                  Providers.................................. 14
SECTION 3.6.  Liquidity Facility............................. 15

ARTICLE IV.  COVENANTS OF THE COMPANY........................ 20

SECTION 4.1.  Liens.......................................... 20
SECTION 4.2.  Possession, Operation and Use, Maintenance,
                   Registration and Insignia................. 21
SECTION 4.3.  Inspection..................................... 27
SECTION 4.4.  Replacement and Pooling of Parts; Alterations,
                   Modifications and Additions;
                   Substitution of Engines................... 27
SECTION 4.5.  Loss, Destruction or Requisition............... 31
SECTION 4.6.  Insurance...................................... 36
SECTION 4.7.  Filings........................................ 41
SECTION 4.8.  Corporate Existence............................ 41
SECTION 4.9.  Merger, Consolidation, Etc..................... 41








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ARTICLE V.  EXERCISE OF REMEDIES............................. 42

SECTION 5.1.  Directions from the Controlling Party.......... 42
SECTION 5.2.  Remedies with Respect to Collateral............ 42
SECTION 5.3.  Provisions Regarding Sale...................... 45
SECTION 5.4.  Remedies Cumulative............................ 46
SECTION 5.5.  Discontinuance of Proceedings.................. 46
SECTION 5.6.  Waiver of Past Collateral Access Events;
                   Rescission of Acceleration................ 46
SECTION 5.7.  [Reserved]..................................... 47
SECTION 5.8.  Undertaking for Costs.......................... 47

ARTICLE VI.  DUTIES OF THE COLLATERAL AGENT; AGREEMENTS OF
                  INDENTURE TRUSTEES, ETC.................... 47

SECTION 6.1.  Notice of Collateral Access Events;
              Other Notices.................................. 47
SECTION 6.2.  Action upon Instructions; Financing
                   Statements................................ 48
SECTION 6.3.  Indemnification................................ 48
SECTION 6.4.  No Duties Except as Specified in Collateral
                   Agreement or Instructions................. 48
SECTION 6.5.  Notice from Liquidity Provider
                   and Indenture Trustees.................... 49
SECTION 6.6.  Recording, Deposit of Collateral, etc.......... 49

ARTICLE VII.  THE COMPANY AND THE COLLATERAL AGENT........... 49

SECTION 7.1.  Acceptance of Trusts and Duties................ 49
SECTION 7.2.  Absence of Duties.............................. 49
SECTION 7.3.  No Representations or Warranties
                   as to Documents........................... 50
SECTION 7.4.   No Segregation of Monies; No Interest......... 50
SECTION 7.5.   Reliance; Agents; Advice of Counsel........... 50
SECTION 7.6.   Capacity in Which Acting...................... 51
SECTION 7.7.   [Reserved].................................... 51
SECTION 7.8.   May Become Noteholder......................... 51
SECTION 7.9.   Further Assurances............................ 51
SECTION 7.10.  Collateral Agent Required; Eligibility........ 51
SECTION 7.11.  Money to Be Held in Trust..................... 52

ARTICLE VIII.  INDEMNIFICATION OF COLLATERAL AGENT........... 52

SECTION 8.1.  Scope of Indemnification....................... 52

ARTICLE IX.  SUCCESSORS; SEPARATE COLLATERAL AGENTS.......... 53

SECTION 9.1.  Replacement of Collateral Agent;
                  Appointment of Successor................... 53
SECTION 9.2.  Appointment of Separate Collateral Agents...... 54


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ARTICLE X.  SUPPLEMENTS AND AMENDMENTS TO
                THIS COLLATERAL AGREEMENT.................... 57

SECTION 10.1.  Amendments, Waivers, etc...................... 57
SECTION 10.2.  Collateral Agent Protected.................... 58
SECTION 10.3.  Effect of Supplemental Agreements............. 58
SECTION 10.4.  Notice to Rating Agencies..................... 58



ARTICLE XI.  MISCELLANEOUS .................................. 58

SECTION 11.1.  Termination of Collateral Agreement........... 58
SECTION 11.2.  No Legal Title to Collateral
                    in Secured Parties....................... 59
SECTION 11.3.  Collateral Agreement for Benefit of Company,
                   Collateral Agent and Secured Parties...... 59
SECTION 11.4.  Notices....................................... 59
SECTION 11.5.  Severability.................................. 60
SECTION 11.6.  No Oral Modifications or Continuing Waivers... 60
SECTION 11.7.  Successors and Assigns........................ 60
SECTION 11.8.  Headings...................................... 60
SECTION 11.9.  Governing Law; Counterpart Form............... 60
SECTION 11.10  In Service Date............................... 60
SECTION 11.11. Substitution of Collateral.................... 60

Appendix A - Definitions

Exhibit A - Form of Collateral Agency Agreement Supplement

Exhibit B - Schedule of Countries





















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     COLLATERAL AGENCY AGREEMENT dated as of February 15, 1996, among USAIR, INC., a Delaware corporation (the "Company"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Class A Indenture Trustee, WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Class B Indenture Trustee, WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Class C Indenture Trustee, WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Class A Liquidity Provider, WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Class B Liquidity Provider, WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Class C Liquidity Provider and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as expressly set forth herein, but solely as Collateral Agent hereunder (in such capacity, together with its successors, the "Collateral Agent").

     WHEREAS, all capitalized terms used herein and not defined herein shall have the respective meanings referred to in Appendix
A hereto;

     WHEREAS, pursuant to the Class A Indenture, the Class B Indenture and the Class C Indenture, the Company proposes to issue (i) to the Class A Noteholders the Class A Notes, (ii) to the Class B Noteholders the Class B Notes and (iii) to the Class C Noteholders the Class C Notes, respectively;

     WHEREAS, (i) pursuant to the Class A Liquidity Agreement, the Class A Liquidity Provider proposes to establish in favor of the Collateral Agent, for the benefit of the Class A Noteholders, the Class A Liquidity Facility, (ii) pursuant to the Class B Liquidity Agreement, the Class B Liquidity Provider proposes to issue in favor of the Collateral Agent, for the benefit of the Class B Noteholders, the Class B Liquidity Facility and (iii) pursuant to the Class C Liquidity Agreement, the Class C Liquidity Provider proposes to establish in favor of the Collateral Agent, for the benefit of the Class C Noteholders, the Class C Liquidity Facility; and

     WHEREAS, all things necessary to make this Collateral Agency
Agreement the valid, binding and legal obligation of the Company, for the uses and purposes herein set forth and in accordance with its terms, have been done and performed and have happened;

                          GRANTING CLAUSE

          NOW, THEREFORE, THIS COLLATERAL AGENCY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of, Make Whole Premium (if any) and interest (including, without limitation, Post Petition Interest) on, and all other amounts due with respect to, all Notes from time to time outstanding under the Indentures and the prompt payment of all Liquidity Obligations (including, without limitation, Post Petition Interest) from time to time outstanding under the Liquidity Agreements and the Basic Documents and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Noteholders and the Liquidity Providers herein and in the Indentures, the Liquidity Agreements and the Notes contained, and the prompt payment of any and all amounts from time to time owing under each Indenture and under each Liquidity Agreement and the other Basic Documents by the Company to the Noteholders, the Indenture Trustees and the Liquidity Providers (collectively, the "Secured Obligations"), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the Noteholders, and the issuance by the Liquidity Providers of the Liquidity Facilities and of the sum of $1 paid to the Company by the Collateral Agent at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has granted, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, assign, transfer, convey, pledge and confirm, unto the Collateral Agent and its successors and assigns, for the security and benefit of the Noteholders, the Indenture Trustees and the Liquidity Providers as aforesaid, a first priority security interest in all estate, right, title and interest of the Company in, to and under the following described property, rights and privileges (which, collectively, including all property hereafter specifically subjected to the Lien of this Collateral Agreement by any agreement supplemental hereto, or otherwise expressly subject to the terms and provisions hereof, shall constitute the "Collateral"), to wit:

     The Airframes and Engines, each of which Engines is of 750 or more rated takeoff horsepower or the equivalent of such horsepower, and in the case of such Engines, whether or not any such Engines shall be installed in or attached to any Airframe or any other airframe, and the parts, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Airframes and Engines, whether now owned or hereafter acquired, and all substitutions, modifications, improvements, accessions and accumulations to the Airframes, the Engines and the Parts;

     (a) All logs, records and data, non-proprietary manuals supplied to the Company by vendors and manufacturers (to the extent the same can be so assigned without the consent of any such vendor or manufacturer) and inspection, modification, maintenance and overhaul records and other documents, in each case, maintained in respect of the Airframes or Engines, including without limitation all such logs, records, data and other documents maintained pursuant to requirements of the FAA or any other Aeronautical Authority;

     (b) The Boeing Purchase Agreement and the Bills of Sale to the extent the same relate to continuing rights of the Company in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframes or the Engines (reserving to the Company, however, all of the Company's other rights and interest in and to the Boeing Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Company thereunder (subject to such reservation) with respect to the Airframes or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Company is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Boeing Purchase Agreement, to the terms and conditions of the Manufacturer's Consent;

     All proceeds with respect to the requisition of title to an Aircraft or any part thereof or any other property described in any of these Granting Clauses or from the sale or other disposition of an Aircraft or such part of other property described in any of these Granting Clauses by the Collateral Agent pursuant to the terms of this Collateral Agreement, and all insurance proceeds with respect to an Aircraft or any part thereof, but excluding any insurance maintained by the Company and not required under Section 4.6;

     All moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Collateral Agent by or for the account of the Company pursuant to any term of any Basic Document (including any amounts held in the Cash Collateral Accounts, but excluding Investment Earnings) or held or required to be held by the Collateral Agent hereunder or thereunder; and

     All proceeds of the foregoing.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Collateral Access Event shall have occurred and be continuing under any Indenture, (a) the Collateral Agent shall not take or cause to be taken any action contrary to the Company's right hereunder to quiet enjoyment of the Airframes and Engines, and to possess, use, retain and control the Airframes and Engines and all revenues, income and profits derived therefrom, and (b) the Company shall have the right, to the exclusion of the Collateral Agent, with respect to the Boeing Purchase Agreement, to exercise in the Company's name all rights and powers of the buyer under the Boeing Purchase Agreement (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in a manner which provides additional rights, benefits or privileges to the Company) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Boeing Purchase Agreement; and provided further that, notwithstanding the occurrence or continuation of a Collateral Access Event under any Indenture, the Collateral Agent shall not enter into any amendment of the Boeing Purchase Agreement which would increase the obligations of the Company thereunder.

                          HABENDUM CLAUSE

     TO HAVE AND TO HOLD ALL and singular and aforesaid property unto the Collateral Agent its successors and assigns, in trust for the benefit and security of the Noteholders, the Indenture Trustees and the Liquidity Providers and for the uses and purposes and subject to the terms and provisions set forth in this Collateral Agreement; provided that, the Lien of this Collateral Agreement shall be subject to discharge as provided in
Section 11.1.

     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Purchase Agreement and the Basic Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Collateral Agent, the Indenture Trustees, the Noteholders and the Liquidity Providers shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Collateral Agent, any Indenture Trustee, the Noteholders or any Liquidity Provider be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to the Boeing Purchase Agreement or any of the Basic Documents, except as therein or herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     The Company does hereby constitute the Collateral Agent the true and lawful attorney of the Company, irrevocably, with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Basic Documents and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises; provided that the Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of a Collateral Access Event under any Indenture;

          The Company agrees that at any time and from time to time, upon the written request of the Collateral Agent or any Secured Party, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent or such Secured Party may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers granted herein.

     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:


                            ARTICLE I.

                            DEFINITIONS

     SECTION 1.1. Definitions. All capitalized terms used herein shall have the respective meanings set forth or referred to in Appendix A hereto. Unless otherwise specified, Section and Article references are to Sections and Articles of this Collateral Agreement.


                            ARTICLE II

              CASH COLLATERAL ACCOUNT; CONTROLLING PARTY

     SECTION 2.1.  [Reserved].

     SECTION 2.2.  Cash Collateral Account.  (a)  The Collateral
Agent shall establish and maintain in its name the Cash
Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f).

     (b) Funds on deposit in the Cash Collateral Accounts shall be invested and reinvested by the Collateral Agent pursuant to the applicable Liquidity Provider's written instruction in Eligible Investments selected by such Liquidity Provider if such investments are reasonably available and, to the extent of the amount of interest payable on the applicable Notes on the next Payment Date, having maturities no later than the Business Day immediately preceding such Payment Date. Unless otherwise expressly provided in this Collateral Agreement (including, without limitation, Section 3.6(f)), any Investment Earnings shall be deposited in the Cash Collateral Accounts when received by the Collateral Agent. The Company shall be liable for any loss of principal resulting from any investment, reinvestment or liquidation required to be made under this Collateral Agreement. Neither the Liquidity Provider or the Collateral Agent shall be liable for any such loss other than, in the case of the Collateral Agent, by reason of its willful misconduct or gross negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Collateral Agent without instructions whenever such sale is necessary to make a distribution required under this Collateral Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     (c) The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral, subject to the rights of the Liquidity Providers to withdraw Investment Earnings pursuant to Section 3.6(f). The Cash Collateral Accounts shall be under the sole dominion and control of the Collateral Agent for the benefit of the Noteholders and the Liquidity Providers, as their interests may appear. If, at any time, any of the Cash Collateral Accounts ceases to be an Eligible Deposit Account, the Collateral Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Cash Collateral Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Cash Collateral Account. So long as Wilmington Trust Company is an Eligible Institution, the Cash Collateral Accounts shall be maintained with it as Eligible Deposit Accounts.

     SECTION 2.3.  [Reserved]

     SECTION 2.4. Termination of Interest in Collateral. As provided in each Indenture, a Noteholder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal amount of and Make Whole Premium, if any, and interest on and other amounts due under all Notes held by such Noteholder and all other sums due to such Noteholder under the Basic Documents shall have been paid in full. A Liquidity Provider shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if all Liquidity Obligations owed to such Liquidity Provider shall have been paid in full and the commitment of such Liquidity Provider under the applicable Liquidity Agreement shall have expired or terminated.

     SECTION 2.5.  Redemptions.

     (a) (i) The Collateral Agent shall promptly calculate the amount of the related redemption of the Notes under Section 3.01(a) or (b) of each Indenture and shall promptly send to the Class A Indenture Trustee, Class B Indenture Trustee and Class C Indenture Trustee a Written Notice of such amount. Such notice shall also set the Redemption Date, which shall be a Business Day at least fifteen days after the date of such Written Notice.

     (ii) If no Collateral Access Event has occurred and is continuing under any Indenture and (in case of redemption pursuant to Section 3.01(b) of any Indenture) no Event of Loss has occurred with respect to any Aircraft as to which the Company has not, as of the applicable Redemption Date, complied with
Section 4.5(a), the Collateral Agent shall make distributions of any amounts held by it on the Redemption Date on account of a redemption of the Notes pursuant to Section 3.01 of each Indenture in the following order of priority: first, in the manner provided in clauses "first", "second" and "third" of
Section 3.2; second, to the Class A Indenture Trustee in an amount equal to the unpaid principal amount of the Class A Notes to be redeemed, plus interest accrued thereon until the date of redemption, plus the Make Whole Premium (if any) for the Class A Notes in accordance with Article III of the Class A Indenture; third, to the Class B Indenture Trustee, in an amount equal to the unpaid principal amount of the Class B Notes to be redeemed, plus interest accrued thereon until the date of redemption, plus the Make Whole Premium (if any) for the Class B Notes in accordance with Article III of the Class B Indenture; fourth, to the Class C Indenture Trustee in an amount equal to the unpaid principal amount of the Class C Notes to be redeemed, plus interest accrued thereon until the date of redemption, plus the Make Whole Premium (if any) for the Class C Notes in accordance with Article III of the Class C Indenture; and fifth, any remaining amounts shall be held by the Collateral Agent for distribution in accordance with Section 3.2.

     (iii) If a Collateral Access Event has occurred and is continuing under any Indenture but no Class of Notes has been Accelerated, (A) amounts otherwise payable to the Indenture Trustees pursuant to Section 2.5(a)(ii) for distribution pursuant to Article III of the Applicable Indenture shall be used to redeem the Class A Notes as if no Collateral Access Event had occurred and the Class A Notes were to be ratably redeemed on such scheduled Redemption Date and (B) the portion of such amount remaining after giving effect to clause (A) will not be distributed until the earliest of (x) 60 days after the receipt of such proceeds, (y) the date on which all Collateral Access Events under the Indentures have been cured or waived and (z) the Acceleration of any Class of Notes. If any Class of Notes is Accelerated before such 60th day, the remaining portion of such proceeds will be distributed in accordance with Section 3.3. Otherwise, on the earlier of the two dates set forth in clauses
(x) and (y) above, the remaining portion of such proceeds will be used to redeem the Notes specified in the notice of redemption delivered pursuant to Section 3.02 of the Applicable Indenture as if no Collateral Access Event had occurred.

     (b) The Company shall give Written Notice to the Collateral Agent of any optional redemption (in whole or in part) of the outstanding Notes of any Class pursuant to Section 3.01(b) of the Applicable Indenture (an "Optional Note Redemption"). Such Written Notice shall set forth (i) the aggregate principal amount of Notes to be so redeemed plus accrued interest to the date of redemption and Make Whole Premium, if any, and (ii) the Redemption Date. On the related Redemption Date, the Company shall cause to be deposited with the Collateral Agent the Redemption Price plus accrued interest to the date of redemption and Make Whole Premium, if any, relating to Section 3.01(b) of the Applicable Indenture.

     SECTION 2.6. Designated Representatives. (a) With the delivery of this Collateral Agreement, each Indenture Trustee shall furnish to the Collateral Agent, and from time to time thereafter may furnish to the Collateral Agent at its discretion or upon the Collateral Agent's request (which request shall not be made more than one time in any 12-month period) shall furnish to the Collateral Agent, a certificate (a "Trustee Incumbency Certificate") of an authorized signatory of such Indenture Trustee certifying as to the incumbency and specimen signatures of the officers of such Indenture Trustee and the attorney-in-fact and agents of such Indenture Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of such Indenture Trustee hereunder. Until the Collateral Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

     (b) With the delivery of this Collateral Agreement, each Liquidity Provider shall furnish to the Collateral Agent, and from time to time thereafter may furnish to the Collateral Agent at its discretion or upon the Collateral Agent's request (which request shall not be made more than one time in any 12-month period) shall furnish to the Collateral Agent, a certificate (an "LP Incumbency Certificate") of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (the "LP Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Collateral Agent receives a subsequent LP Incumbency Certificate, it shall be entitled to rely on the last LP Incumbency Certificate delivered to it hereunder.

     SECTION 2.7. Controlling Party. (a) Subject to the terms and conditions hereof, the Controlling Party shall have full right, power and authority to act, on its own behalf and on behalf of the Non-Controlling Parties, with respect to the exercise of the remedies granted to the Controlling Party and the Collateral Agent hereunder, and the Controlling Party is authorized to direct the Collateral Agent in the exercise of, or to refrain from directing the Collateral Agent in the exercise of, the remedies granted to the Collateral Agent hereunder. The Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent; provided, however, that

     (i) such direction shall not be in conflict with any rule of law or with this Collateral Agreement and would not involve the Collateral Agent in personal liability or expense, and


     (ii) the Collateral Agent may, but is not obligated to, take any other action in connection therewith deemed proper by the Collateral Agent which is not inconsistent with such direction.

     (b) The Person who shall be the "Controlling Party" hereunder shall be determined as follows: (i) from the date hereof until all principal, interest, Make Whole Premium (if any) and all other amounts due on the Class A Notes and to the holders thereof under the Basic Documents shall have been paid in full (the "Class A Note Termination Date"), the Class A Indenture Trustee shall be the "Controlling Party" hereunder; (ii) from the Class A Note Termination Date, until all principal, interest, Make Whole Premium (if any) and all other amounts due on the Class B Notes and to the holders thereof under the Basic Documents shall have been paid in full (the "Class B Note

Termination Date"), the Class B Indenture Trustee shall be the "Controlling Party" hereunder; and (iii) from the Class B Note Termination Date, until all principal, interest, Make Whole Premium (if any) and all other amounts due on the Class C Notes and to the holders thereof under the Basic Documents shall have been paid in full (the "Class C Note Termination Date"), the Class C Indenture Trustee shall be the "Controlling Party" hereunder.

     (c) Notwithstanding the foregoing, a Liquidity Provider shall become the Controlling Party if no Indenture Trustee acting as Controlling Party pursuant to Section 2.7(b) has taken any action to exercise remedies in respect of the Collateral within 24 months after the earlier of (i) the Acceleration of any Class of Notes and (ii) the date on which the Available Liquidity Commitment under any Liquidity Facility has been fully utilized as a result of Interest Advances or an Acceleration Advance. In any such instance, the Class A Liquidity Provider shall be the Controlling Party until all amounts owed to such Liquidity Provider under the Class A Liquidity Agreement have been paid in full; whereupon the Class B Liquidity Provider shall the Controlling Party until all amounts owed to such Liquidity Provider under the Class B Liquidity Agreement have been paid in full; whereupon the Class C Liquidity Provider shall be the Controlling Party until all amounts owed to such Class C Liquidity Provider under the Class C Liquidity Agreement have been paid in full.

     (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 5.1.

     (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

     (f) The Collateral Agent shall give written notice to all of the other parties to this Collateral Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as such party is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Basic Documents.

                            ARTICLE III

               RECEIPT, DISTRIBUTION AND APPLICATION OF
                       INCOME FROM THE COLLATERAL

     SECTION 3.1. Written Notice of Distribution. No later than 3:00 P.M. (New York time) on the second Business Day immediately preceding each Payment Date, each of the following Persons shall deliver to the Collateral Agent and the Company a Written Notice setting forth the following information as at the close of business on such Business Day:

     (i)   With respect to the Class A Notes, the Class A
Indenture Trustee shall separately set forth the amounts specified in clause "fourth" of Section 3.2;

     (ii)  With respect to the Class B Notes, the Class B
Indenture Trustee shall separately set forth the amounts specified in clause "fifth" of Section 3.2;

     (iii) With respect to the Class C Notes, the Class C
Indenture Trustee shall separately set forth the amounts specified in clause "sixth" of Section 3.2;

     (iv) With respect to each Liquidity Facility, the applicable Liquidity Provider shall separately set forth the amounts specified in clauses "first", "second" and "third" of
Section 3.2; and

     (v)   With respect to each Indenture Trustee, such Indenture
Trustee shall set forth the amounts specified in clause "seventh" of Section 3.2 with respect to such Indenture Trustee.

     The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Collateral Agent by the parties referenced therein or by any one of them stating that, unless there has been a prepayment of the Notes, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Collateral Agent by the party providing such notice.

     (b) Following the receipt by the Collateral Agent from an Indenture Trustee of an Acceleration Notice, the Collateral Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Collateral Agent, deliver a Written Notice to the Collateral Agent setting forth for such Person the following information:

     (i)   With respect to the Class A Notes, the Class A
Indenture Trustee shall separately set forth the amounts specified in clauses "fifth" (relating to indemnity payments made by the Class A Noteholders) and "seventh" of Section 3.3;

     (ii)  With respect to the Class B Notes, the Class B
Indenture Trustee shall separately set forth the amounts specified in clauses "fifth" (relating to indemnity payments made by the Class B Noteholders) and "eighth" of Section 3.3;

     (iii) With respect to the Class C Notes, the Class C
Indenture Trustee shall separately set forth the amounts specified in clauses "fifth" (relating to indemnity payments made by the Class C Noteholders) and "ninth" of Section 3.3;

     (iv) With respect to each Liquidity Facility, the applicable Liquidity Provider shall separately set forth the amounts specified in clauses "second, "third" and "fourth" of
Section 3.3; and

     (v) With respect to each Indenture, such Indenture Trustee shall set forth the amounts specified in clause "sixth" of
Section 3.3.

     (c) At such time as an Indenture Trustee or a Liquidity Provider shall have received all amounts owing to it (and, in the case of an Indenture Trustee, the Noteholders for which it is acting) pursuant to Section 3.2 or 3.3, as applicable, and, in the case of a Liquidity Provider, its commitment under the related Liquidity Agreement shall have terminated, such Person shall, by a Written Notice, so inform the Collateral Agent and each other party to this Collateral Agreement.

     (d) As provided in Section 7.5, the Collateral Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Indenture Trustee or any Liquidity Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

     (e) Any Written Notice delivered by an Indenture Trustee or a Liquidity Provider, as applicable, pursuant to Section 3.1(b) or 3.1(c), if made prior to 12:00 noon (New York City time) shall be effective on the date delivered (or if delivered later shall be effective as of the next Business Day) and shall be effective if written or if given telephonically (confirmed promptly in writing). Subject to the terms of this Collateral Agreement, the

Collateral Agent shall as promptly as practicable comply with any such instructions; provided, however, that any withdrawal and transfer pursuant to any instruction received after 12:00 noon (New York City time) on any Business Day may be made on the next succeeding Business Day.

     (f) In the event the Collateral Agent shall not receive from any Person any information set forth in paragraphs (a) or
(b) above which is required to enable the Collateral Agent to make a distribution to such Person pursuant to Section 3.2 or 3.3, the Collateral Agent shall request such information and, failing to receive any such information, the Collateral Agent shall not make such distribution(s) to such Person. In such event, the Collateral Agent shall make distributions pursuant to clauses "first" through "seventh" of Section 3.2 and clauses "first" through "ninth" of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Collateral Agent shall receive all necessary information to enable it to distribute any funds so withheld.

     (g) On such dates (but not more frequently than monthly) as any Liquidity Provider or any Indenture Trustee shall request, the Collateral Agent shall send to such party a written statement reflecting all amounts on deposit with the Collateral Agent pursuant to Section 3.1(f) hereof.

     SECTION 3.2 Regular Distribution on Payment Dates. Except as otherwise provided in Sections 2.5, 3.1(f) and 3.3, amounts received by the Collateral Agent from the Company shall be promptly distributed on each Payment Date in the following order of priority and in accordance with the information provided to the Collateral Agent pursuant to Section 3.1(a);

     first, such payment as shall be required to pay all accrued and unpaid Liquidity Fees owed to each Liquidity Provider shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Fees owed to each Liquidity Provider;

     second, such payment as shall be required to pay in full the aggregate amount of interest accrued on all Liquidity Obligations at the rate provided in the applicable Liquidity Agreement shall be distributed to the Liquidity Providers pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider;

     third, such payment as shall be required to reimburse the Liquidity Providers in an amount equal to the amount of any Interest Advances under the Liquidity Agreements or, if applicable, to replenish the Cash Collateral Accounts up to their respective Required Amounts pari passu on the basis of the amounts of such reimbursements and replenishment;

     fourth, such payment as shall be required to pay in full the aggregate outstanding amount of interest then due on the Class A Notes and the aggregate outstanding amount of principal scheduled to be paid in respect of the Class A Notes pursuant to Section
2.09 of the Class A Indenture shall be distributed to the Class A Indenture Trustee;

     fifth, such payment as shall be required to pay in full the aggregate outstanding amount of interest then due on the Class B Notes and the aggregate outstanding amount of principal scheduled to be paid in respect of the Class B Notes pursuant to Section
2.09 of the Class B Indenture shall be distributed to the Class B Indenture Trustee;

     sixth, such payment as shall be required to pay in full the aggregate outstanding amount of interest then due on the Class C Notes and the aggregate outstanding amount of principal scheduled to be paid in respect of the Class C Notes pursuant to Section
2.09 of the Class C Indenture shall be distributed to the Class C Indenture Trustee;

     seventh, such payment as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable to the Collateral Agent and each Indenture Trustee pursuant to the terms of this Collateral Agreement and the Applicable Indenture, as the case may be, shall be distributed to the Collateral Agent and such Indenture Trustee; and

     eighth, the balance, if any, of any such payment remaining thereafter shall be distributed to the Company.

     SECTION 3.3 Payments After Notice of Acceleration, Etc. Except as otherwise provided in Sections 3.1(f) and 3.6(b), amounts held or received by the Collateral Agent after the Collateral Agent shall have received a Notice of Acceleration shall be promptly distributed by the Collateral Agent in the following order of priority:

     first, such payment as shall be required to reimburse the Collateral Agent for any tax, expense, charge or other loss incurred by the Collateral Agent (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Collateral Agent in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Collateral Agent, liquidated or otherwise, upon the Collateral Access Event giving rise to such Acceleration) shall be applied by the Collateral Agent in reimbursement of such expenses;

     second, such payment remaining as shall be required to pay all accrued and unpaid Liquidity Fees shall be distributed to each Liquidity Provider pari passu on the basis of the amount of Liquidity Fees owed to each Liquidity Provider;

     third, such payment remaining as shall be required to pay accrued and unpaid interest (including, without limitation, Post Petition Interest) on the Liquidity Obligations as provided in the Liquidity Agreements shall be distributed to each Liquidity Provider pari passu on the basis of the amount of such accrued and unpaid interest owed to each Liquidity Provider;

     fourth, such payment remaining as shall be required to pay in full all Liquidity Obligations then due (other than amounts payable pursuant to clause "second" or "third" of this Section 3.3) shall be distributed to each Liquidity Provider pari passu on the basis of the amount of Liquidity Obligations owed to each Liquidity Provider;

     fifth, such payment as shall be required to reimburse (i) each Indenture Trustee for any tax, expense, charge or other loss incurred (to the extent not previously reimbursed and including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon the Collateral Access Event giving rise to such Acceleration under the Applicable Indenture) and (ii) each Noteholder for payments made pursuant to Section 6.3 hereof and Section 7.03(d) of each Indenture in respect of amounts described in clauses "first" and "fifth" of this Section 3.3, shall be (x) in the case of reimbursements under clause (i) hereof, distributed to the applicable Indenture Trustee for its own account and (y) in the case of reimbursements under clause (ii) hereof, distributed to the applicable Indenture Trustee for the account of such Noteholder;

     sixth, such payment remaining as shall be required to pay in full the aggregate amount of fees and expenses payable to the Collateral Agent and each Indenture Trustee pursuant to the terms of this Agreement, or the Applicable Indenture, as the case may be (other than amounts payable pursuant to clauses "first" and "fifth" of this Section 3.3), shall be distributed to the Collateral Agent or such Indenture Trustee, as the case may be;

     seventh, such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest, including Post Petition Interest and the Note Interest Carryover Amount, to the date of distribution on the Class A Notes and then to pay in full the aggregate outstanding amount of principal of the Class A Notes and all other amounts due and owing to the Class A Noteholders under the Class A Indenture, shall be distributed to the Class A Indenture Trustee;

     eighth, such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest, including Post Petition Interest and the Note Interest Carryover Amount to the date of distribution on the Class B Notes and then to pay in full the aggregate outstanding amount of principal of the Class B Notes and all other amounts due and owing to the Class B Noteholders under the Class B Indenture, shall be distributed to the Class B Indenture Trustee;

     ninth, such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest, including Post Petition Interest and the Note Interest Carryover Amount to the date of distribution on the Class C Notes and then to pay in full the aggregate outstanding amount of principal of the Class C Notes and all other amounts due and owing to the Class C Noteholders under the Class C Indenture, shall be distributed to the Class C Indenture Trustee; and

     tenth, the balance, if any, of any such payment remaining thereafter shall be distributed to the Company.

     SECTION 3.4. Other Payments. Any payments received or held by the Collateral Agent for which no provision as to the application thereof is made in this Collateral Agreement shall be distributed by the Collateral Agent (i) to the extent received or realized at any time prior to the payment in full of all Secured Obligations, in the order of priority specified in Section 3.3 and (ii) to the extent received or realized at any time after payment in full of all Secured Obligations, in the following order of priority: first, in the manner provided in clause "first" of Section 3.3, and second, in the manner provided in clause "tenth" of Section 3.3.

     SECTION 3.5. Payments to the Indenture Trustees; Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to the Liquidity Provider by wire transfer of funds to the address in the United States such Liquidity Provider shall provide to the Collateral Agent. The Collateral Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider at the time of such transfer. Any amounts distributed hereunder by the Collateral Agent to any Indenture Trustee which shall not be the same institution as the Collateral Agent shall be paid to such Indenture Trustee by wire transfer funds at the address such Indenture Trustee shall provide to the Collateral Agent.

     SECTION 3.6. Liquidity Facility. (a) If on the date which is five days after any Payment Date the Collateral Agent shall not have sufficient funds for the payment of any amounts due and owing on such Payment Date in respect of accrued interest on the Class A Notes, the Class B Notes or the Class C Notes (at the Stated Interest Rate for such Class of Notes), the Collateral Agent shall, except as otherwise provided in Section 3.6(f), request a drawing (each such drawing, an "Interest Advance") under the Liquidity Facility with respect to such Class of Notes in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for such Class of Notes) and (ii) the Available Liquidity Amount under such Liquidity Facility, and shall forthwith pay such amount to the Indenture Trustee with respect to such Class of Notes.

     (b) Application of Interest Advances. Notwithstanding anything to the contrary contained in this Collateral Agreement,
(i) all payments received by the Collateral Agent in respect of an Interest Advance under the Class A Liquidity Facility and all amounts withdrawn by the Collateral Agent from the Class A Cash Collateral Account, and payable in each case to the Class A Noteholders, shall be promptly distributed to the Class A Indenture Trustee, (ii) all payments received by the Collateral Agent in respect of an Interest Advance under the Class B Liquidity Facility and all amounts withdrawn by the Collateral Agent from the Class B Cash Collateral Account, and payable in each case to the Class B Noteholders, shall be promptly distributed to the Class B Indenture Trustee and (iii) all payments received by the Collateral Agent in respect of an Interest Advance under the Class C Liquidity Facility and all amounts withdrawn by the Collateral Agent from the Class C Cash Collateral Account, and payable in each case to the Class C Noteholders, shall be promptly distributed to the Class C Indenture Trustee.

     (c) Downgrade Advances. If at any time the short-term unsecured debt rating of any Liquidity Provider is then rated by either Rating Agency lower than the Trigger Rating, within 10 days after the receipt of notice by the Collateral Agent and the Company of such fact from the Liquidity Provider as required by
Section 5.03 of the Liquidity Agreement, the Company shall (i) cause such downgraded Liquidity Provider (the "Downgraded Facility") to be replaced by a Replacement Liquidity Provider and
(ii) cause such Replacement Liquidity Provider to issue and deliver to the Collateral Agent a Replacement Liquidity Facility. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph and Section 3.6(e) within 30 days of such downgrading, the Collateral Agent shall, subject to Section 3.6(d), on such 30th day (or if such 30th day is not a Business Day, on the next succeeding Business Day) request a drawing in accordance with such Downgraded Facility (such drawing, a "Downgrade Advance") of all available and undrawn amounts thereunder. Amounts drawn under any Downgraded Facility as provided in the immediately preceding sentence shall be maintained and invested as provided in Section 3.6(f).

     (d) Non-extension Advances. If, prior to the Note Termination Date with respect to any Class of Notes, the Liquidity Facility with respect to such Class of Notes is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Scheduled Payment Date for such Class of Notes, then, no less than 30 days prior to such Stated Expiration Date the Company shall deliver to the Collateral Agent a Replacement Liquidity Facility for such Class of Notes. If, on or before such 30th day the Company shall not have delivered to the Collateral Agent a Replacement Liquidity Facility for such Class of Notes, the Collateral Agent shall on such 30th day, in accordance with the terms of the expiring Liquidity Facility, request a drawing under such expiring Liquidity Facility (such drawing, a "Non-extension Advance") of all available and undrawn amounts thereunder. Amounts drawn under any Liquidity Facility as provided in the immediately preceding sentence shall be maintained and invested in accordance with Section 3.6(f).

     (e) Issuance of Replacement Liquidity Facility. In addition to the circumstances described in Sections 3.6(c) and
(d), in the event that a Liquidity Provider requests the payment of any amounts pursuant to Section 3.01 or 3.02 of the applicable Liquidity Agreement, and whether or not a Collateral Access Event under any Indenture has occurred and is continuing, the Company may at its option substitute a Replacement Liquidity Facility for such Liquidity Facility or the corresponding Cash Collateral Account. In the event of a Downgrade Advance or Non-extension

Advance, the Liquidity Provider (with respect to the relevant Liquidity Facility) may, at its option, substitute a Replacement Liquidity Facility for the relevant Cash Collateral Account. No such Replacement Liquidity Facility or Liquidity Agreement shall become effective, and neither such Replacement Liquidity Facility nor such Liquidity Agreement shall be deemed a "Liquidity Facility" or a "Liquidity Agreement", respectively, under the Basic Documents, unless and until (i) the Company shall have satisfied each of the conditions referred to in the immediately following paragraph and (ii) if such Replacement Liquidity Facility or related Liquidity Agreement shall materially adversely affect the rights, remedies, interests or obligations of the Class A Noteholders, the Class B Noteholders or the Class C Noteholders under any of the Basic Documents, the Collateral Agent shall have consented, in writing, to the issuance of such Replacement Liquidity Facility and the execution of such related Liquidity Agreement.

     In connection with the issuance of each Replacement Liquidity Facility as aforesaid, the Company shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each of the Rating Agencies that such Replacement Liquidity Facility will not cause a reduction of the then rating of the Notes by such Rating Agency (without regard to the ratings of any Liquidity Provider being replaced pursuant to
Section 3.6(c)), (y) prior to the issuance of such Replacement Liquidity Facility, pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment may be made pursuant to a drawing under the Replacement Liquidity Facility, or otherwise) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Collateral Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of the Replacement Liquidity Provider. Upon completion of the events referred to in the immediately preceding sentence, the Collateral Agent shall surrender the replaced Liquidity Facility to the replaced Liquidity Provider for cancellation thereof. Upon satisfaction of the conditions set forth in this Section 3.6(e) such Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights (including, without limitation, the benefit of the Lien of this Collateral Agreement) and obligations of a Liquidity Provider hereunder and under the other Basic Documents, the reimbursement or other agreement(s) pursuant to which the Replacement Liquidity Facility has been issued shall be deemed to be a Liquidity Agreement hereunder and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility under the Basic Documents.

     (f) Cash Collateral Accounts; Withdrawals; Investments. In the event the Collateral Agent shall draw all available amounts under the Class A Liquidity Facility, the Class B Liquidity Facility or the Class C Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i), amounts so drawn shall be deposited by the Collateral Agent in the Class A Cash Collateral Account, the Class B Cash Collateral Account or the Class C Cash Collateral Account, respectively. Amounts so deposited shall be invested in Eligible Investments in accordance with Section 2.2(b). Investment Earnings on amounts on deposit in the Class A Cash Collateral Account, the Class B Cash Collateral Account or the Class C Cash Collateral Account as a result of any drawings under
Section 3.6(c), 3.6(d) or 3.6(i) shall be paid to the Class A Liquidity Provider, the Class B Liquidity Provider or the Class C Liquidity Provider, respectively, from time to time, on the request of such Liquidity Provider. The Collateral Agent shall promptly inform the applicable Liquidity Provider of the amount of any such Investment Earnings upon the Liquidity Provider's request therefor. In addition, from and after the date funds are so deposited, the Collateral Agent shall make withdrawals from such account as follows:

     (i) on each Payment Date, the Collateral Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class A Notes (at the Stated Interest Rate for the Class A Notes) from any other source, withdraw (to the extent available) from the Class A Cash Collateral Account and pay to the Class A Indenture Trustee an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class A Notes) on such Class A Notes;

     (ii) on each Payment Date, the Collateral Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class B Notes (at the Stated Interest Rate for the Class B Notes) from any other source, withdraw (to the extent available) from the Class B Cash Collateral Account and pay to the Class B Indenture Trustee an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class B Notes) on such Class B Notes;

     (iii) on each Payment Date, the Collateral Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest on the Class C Notes (at the Stated Interest Rate for the Class C Notes) from any other source, withdraw (to the extent available) from the Class C Cash Collateral Account and pay to the Class C Indenture Trustee an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class C Notes) on such Class C Notes;

     (iv) on each date on which any or all of the principal amount of the Class A Notes shall have been paid pursuant to
Section 2.5, 3.2 or 3.3, and promptly following each date on which the Collateral Agent shall be notified by the Class A Indenture Trustee that there has occurred an optional redemption of the Class A Notes pursuant to Section 3.01(b) of the Class A Indenture, the Collateral Agent shall withdraw from the Class A Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in such account over the Required Amount (with respect to the Class A Liquidity Facility) and shall pay such amount to the Class A Liquidity Provider unless such amount has previously been repaid to the Class A Liquidity Provider as a Liquidity Obligation, in which case, such amount shall be held by the Collateral Agent for distribution in accordance with
Section 3.2, 3.3 or 3.4, as the case may be;

     (iv) on each date on which any or all of the principal amount of the Class B Notes shall have been paid pursuant to
Section 2.5, 3.2 or 3.3, and promptly following each date on which the Collateral Agent shall be notified by the Class B Indenture Trustee that there has occurred an optional redemption of the Class B Notes pursuant to Section 3.01(b) of the Class B Indenture, the Collateral Agent shall withdraw from the Class B Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in such account over the Required Amount (with respect to the Class B Liquidity Facility) and shall pay such amount to the Class B Liquidity Provider unless such amount has previously been repaid to the Class B Liquidity Provider as a Liquidity Obligation, in which case, such amount shall be held by the Collateral Agent for distribution in accordance with Section 3.2, 3.3 or 3.4, as the case may be;

     (v) on each date on which any or all of the principal amount of the Class C Notes, shall have been paid pursuant to
Section 2.5, 3.2 or 3.3, and promptly following each date on which the Collateral Agent shall be notified by the Class C Indenture Trustee that there has occurred an optional redemption of the Class C Notes pursuant to Section 3.01(b) of the Class C Indenture, the Collateral Agent shall withdraw from the Class C Cash Collateral Account an amount equal to the excess, if any, of the amount on deposit in such account over the Required Amount (with respect to the Class C Liquidity Facility) and shall pay such amount to the Class C Liquidity Provider unless such amount has previously been repaid to the Class C Liquidity Provider as a Liquidity Obligation, in which case, such amount shall be held by the Collateral Agent for distribution in accordance with
Section 3.2, 3.3 or 3.4, as the case may be as the case may be;

     (vii) if a Replacement Liquidity Facility for any Class of Notes shall be delivered to the Collateral Agent following the date on which funds have been deposited into the Cash Collateral Account for such Class of Notes, the Collateral Agent shall pay amounts on deposit in such Cash Collateral Account to the replaced Liquidity Provider unless such amount has previously been repaid to the such replaced Liquidity Provider as a Liquidity Obligation, in which case, such amount shall be held by the Collateral Agent; and

     (viii) when the Collateral Agent shall have been notified by the Liquidity Provider for any Class of Notes that the Liquidity Obligations owed to such Liquidity Provider have been paid in full and by the Indenture Trustee for such Class of Notes that the Notes of such Class have been paid in full together with all interest thereon, the Collateral Agent shall withdraw all amounts on deposit in the Cash Collateral Account for such Class of Notes for payment to such Liquidity Provider unless such amount has previously been repaid to the such Liquidity Provider as a Liquidity Obligation, in which case, such amount shall be held by the Collateral Agent and hold any remaining amounts for distribution in accordance with Section 3.2, 3.3 or 3.4, as the case may be.

     (g) Reinstatement. In the event that at any time prior to receipt by the Collateral Agent of a Notice of Acceleration funds are withdrawn from any Cash Collateral Account pursuant to clauses (i), (ii) or (iii) of Section 3.6(f), then funds received by the Collateral Agent prior to such Notice of Acceleration shall be deposited in such Cash Collateral Account as provided in clause "third" of Section 3.2 and applied in accordance with
Section 3.6(f) hereof.

     (h)  [Reserved.]

     (i)  Acceleration Advance.  Upon Acceleration, each
Liquidity Provider shall make an Acceleration Advance under its Liquidity Facility, in an amount equal to the Available Liquidity
Commitment at the time. Amounts so drawn shall be invested and applied in accordance with Section 3.6(f).

     (j) Reduction of Stated Amount. Promptly following each date on which any or all of the principal amount of any Class of Notes shall have been paid pursuant to Section 3.2 or 3.3, and promptly following each date of a redemption of any Class of Notes pursuant to Section 3.01 of the Applicable Indenture, the Collateral Agent shall, if the Liquidity Agreement with respect to such Class of Notes shall provide for reductions of the Commitment thereunder and if such reductions are not automatic, request the Liquidity Provider for such Class of Notes to reduce such Commitment to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Collateral Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the Liquidity Agreement with respect to such Class of Notes, as applicable.

     (k) Relation to Subordination Provisions. Interest Advances under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts in respect of interest on the Notes of any Class will be distributed to the Indenture Trustee for such Class of Notes, notwithstanding any provision to the contrary contained in Section 3.2 and Section 3.3.

                            ARTICLE IV

                     COVENANTS OF THE COMPANY

     SECTION 4.1.  Liens.

          The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Airframe or Engine or any of the other Collateral or title thereto or any interest therein except (a) the Lien of this Collateral Agreement and the rights of the parties to the other Basic Documents; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Sections 4.2(b) and 4.4(c); (c) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of any Airframe or Engine or any of the other Collateral; (d) Liens of suppliers, mechanics, workers, repairers, employees, airport operators, air traffic control authorities or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings, so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of any Airframe or Engine or any of the other Collateral; (e) Liens arising out of judgments or awards against the Company with respect to which at the time there shall have been secured a stay of execution;
(f) salvage and similar rights of insurers under policies of insurance maintained with respect to any Aircraft; (g) any other Lien with respect to which the Company shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Collateral Agent (it being agreed that unless such bond is issued by a nationally recognized bonding agency or such other security is an Eligible Investment, the Collateral

Agent shall consult with the Liquidity Providers prior to accepting such bond or other security); and (h) any Agent's Liens. Liens described in clauses (a) through (h) above are referred to herein as "Permitted Liens." The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

     SECTION 4.2.  Possession, Operation and Use, Maintenance,
Registration and Insignia.

     (a)  General.

     Except as otherwise expressly provided herein, the Company shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Airframe, Engine or Parts in any lawful manner or place in accordance with the Company's business judgment.

     (b)  Possession.

     The Company shall not lease, or otherwise in any manner deliver, relinquish or transfer possession of, any Airframe or Engine to any Person or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe so long as such Engine is subject to the Lien of this Collateral Agreement without the prior consent of the Collateral Agent, except that the Company may, without the prior consent of the Collateral Agent:

     (i) enter into a charter or wet lease or other similar arrangement with respect to an Aircraft under which the Company has operational control of such Airframe and any Engines installed thereon in the course of the Company's business (which shall not be considered a transfer of possession hereunder); provided that the Company's obligations hereunder shall continue in full force and effect notwithstanding any such charter or wet lease or other similar arrangement;

     (ii) deliver possession of an Airframe or any Engine or any Part to the manufacturer thereof or to any organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Collateral Agreement;

     (iii) subject an Airframe and any Engines installed thereon to interchange agreements or any Engine to interchange or pooling agreements or arrangements, in each case which are customary in the United States airline industry and applicable to other similar property owned by or leased to the Company in the course of its airline business with any air carrier; provided that (A) no such agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to an Aircraft, Airframe or Engine constituting a part of an Aircraft and (B) if the Company's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 4.04(e) in respect thereof;

     (iv) install an Engine on an airframe owned by the Company free and clear of all Liens except (A) Permitted Liens, (B) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) those created by the rights of other air carriers under interchange or pooling agreements or other arrangements customary in the United States airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

     (v) install an Engine on an airframe leased to the Company or purchased by the Company subject to a conditional sale or other security agreement, provided that such airframe is free and clear of all Liens except (x) the rights of the parties to the lease, conditional sale or other security agreement and (y) Liens of the type permitted under clause (iv) above, and such lease, conditional sale or other security agreement effectively provides (or the Company shall obtain from the lessor or secured party of such airframe a separate agreement) that such Engine shall not thereby become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

     (vi) install an Engine on an airframe owned by the Company, leased by the Company or purchased by the Company subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable, provided that any divestiture of title to such Engine resulting from such installation shall be deemed an Event of Loss with respect to such Engine and the Company shall comply with Section 4.04(e);

     (vii) transfer possession of an Airframe or Engine to the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as established and administered pursuant to Executive Order 11490, as amended, as superseded by United States Executive Order No. 12656) or any similar or substitute program;

     (viii) transfer possession of an Airframe or Engine to the United States of America, or to a foreign government, when required by Applicable Law in the circumstances referred to in clause (e) of the definition of an Event of Loss (it being understood that nothing in this clause (viii) shall relieve the Company from its obligations under Section 4.4(e) or 4.5(a), as the case may be, if such transfer becomes an Event of Loss);

     (ix) transfer possession of an Airframe or Engine to the United States of America or any instrumentality or agency thereof (to the extent the obligations of such instrumentality or agency are backed by the full faith and credit of the United States of America) pursuant to a lease, contract or other instrument; and

     (x) so long as no Collateral Access Event under any Indenture, or Potential Collateral Access Event relating to
Section 6.01 (i), 6.01(vi), 6.01(vii), or 6.01(viii) of any
Indenture, shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Engine or any Airframe and Engines or engines then installed on such Airframe to any Permitted Air Carrier or any other foreign air carrier which, in the case of any foreign air carrier, is not the subject of a petition filed under any bankruptcy laws or other insolvency laws in effect at the time such lease is entered into and is organized and operating under the laws of a country (other than Taiwan) with which the United States maintains normal diplomatic relations; provided that, in the case only of a lease to a foreign air carrier that is not a Permitted Air Carrier, the Collateral Agent receives at the time of such lease an Opinion of Counsel to the effect that there exist no possessory rights in favor of the lessee under the laws of such lessee's country which would, upon bankruptcy or insolvency of or other default by the Company or the lessee, prevent the return of such Engine or Airframe and such Engine or engine to the Collateral Trustee in accordance with and when permitted by the terms of Section 5.2 upon the exercise by the Collateral Trustee of its remedies pursuant to such Section;

provided, that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 4.2(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Collateral Agreement, (2) the Company shall remain primarily liable for the performance of all of the terms of this Collateral Agreement and all the terms and conditions of this Collateral Agreement and the other Basic Documents shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.2(b) shall (x) result in any registration or reregistration of an Aircraft except to the extent permitted by Section 4.2(c) or the maintenance, operation or use thereof except in compliance with Sections 4.2(c) and 4.2(d) or (y) permit any action not permitted to the Company hereunder.

     In the case of any lease permitted under this Section 4.2(b), the Company will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Collateral Agreement, including the rights of the Collateral Agent to avoid such lease in the exercise of its rights to repossession of the Airframes and Engines hereunder; (u) expressly prohibit any subleasing of any Airframe or Engine subject thereto; (v) require that any Airframe or Engine subject thereto be maintained in accordance with a maintenance program approved by the Aeronautical Authority applicable thereto; (w) require the lessee to comply with the terms of Section 4.6; and (x) require that any Airframe or Engine subject thereto be used in accordance with the limitations applicable to the Company's possession and use provided in this Collateral Agreement. Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under this Collateral Agreement, the Company may in its sole discretion permit a lessee to exercise any or all rights which the Company would be entitled to exercise under Sections 4.2 and 4.4, and may cause a lessee to perform any or all of the Company's obligations under Article IV, and the Collateral Agent agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Company.

     In the event the Collateral Agent shall have received from the lessor or secured party of any airframe (other than an Airframe) leased to the Company or purchased by the Company subject to a conditional sale or other security agreement a written agreement which provides that the lessor or secured party under such agreement shall not acquire or claim any right, title or interest in any Engine by reason of the installation of such Engine on such airframe at any time while such Engine is subject to the security interest in favor of the Collateral Agent, and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, the Collateral Agent hereby agrees for the benefit of such lessor or secured party that, so long as such lessor or secured party does not acquire or claim any such right, title or interest, the Collateral Agent will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are owned by such lessor or are subject to such lease or conditional sale or other security agreement or security interest in favor of such secured party.

     The Collateral Agent hereby agrees for the benefit of the lessor or secured party of any engine or engines leased to the Company or owned by the Company subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement does not also cover an airframe, that the Collateral Agent will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on an Airframe at any time while such engine or engines are owned by such lessor or are subject to such lease or conditional sale or other security agreement or security interest in favor of such secured party.

     (c)  Operation and Use.

          So long as an Airframe or Engine is subject to the Lien of this Collateral Agreement, the Company shall not operate, use or locate such Airframe or Engine, or suffer such Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.6, except in the case of a requisition by the United States of America where the Company obtains indemnity from the United States of America against substantially the same risks and for at least the amounts of the insurance required by Section 4.6 covering such area, or (ii) outside the United States or Canada in any recognized or, in the Company's reasonable judgment, threatened area of hostilities unless covered by war risk and allied perils insurance, or in either case unless such Airframe or Engine is operated or used under contract with the government of the United States or any agency or instrumentality thereof (to the extent the obligations of such agency or instrumentality are backed by the full faith and credit of the United States of America) under which contract such government assumes liability for substantially the same risks in at least the same amounts as would be covered by such insurance. So long as an Airframe or Engine is subject to the Lien of this Collateral Agreement, the Company shall not permit such Airframe or Engine to be used or operated in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to such Aircraft or Engine issued by any competent governmental authority, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of such Airframe or Engine or a material danger of the loss of the Collateral Agent's security interest in such Airframe or Engine or (ii) it is not possible for the Company to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which an Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which such Aircraft is then registered).

     (d)  Maintenance and Repair.

     So long as an Airframe or Engine is subject to the Lien of this Collateral Agreement, the Company shall (i) service, repair, maintain, overhaul and test such Airframe and Engine (and any engine which is not an Engine but which is installed on an Aircraft) or cause the same to be done in accordance with a maintenance program approved by the Aeronautical Authority (and in compliance with all airworthiness directives thereof), and shall keep or cause to be kept such Airframe and Engine (x) in good operating condition, ordinary wear and tear excepted, as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the Aeronautical Authority, except when aircraft of the same type, model or series as such Aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) registered in the same country have been grounded by the Aeronautical Authority; provided, however, that if the airworthiness certificate of an Aircraft shall be withdrawn, then, subject to the provisions of Section 4.5, so long as the Company is taking or causing to be taken all necessary action to promptly correct the condition which caused such withdrawal or such grounding, no Collateral Access Event under any Indenture shall arise from such withdrawal. Nothing herein shall be deemed to prevent the Company from taking an Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable Aeronautical Authority requirements and sound practice for such storage. The Company shall maintain or cause to be maintained in the English language all records, logs and other documents required by the Aeronautical Authority to be maintained in respect of each Aircraft.

     (e)  Registration.

     The Company upon the Closing Date shall cause each Aircraft to be duly registered in its name under the Aviation Act and except as otherwise permitted by this Section 4.2(e) at all times thereafter shall cause each Aircraft to remain so registered. In the event the Company leases an Aircraft to a Permitted Air Carrier operating pursuant to a license issued under the laws of a country other than the United States, the Company may cause such Aircraft to be appropriately re-registered under the laws of such country, provided that no Collateral Access Event under any Indenture, or Potential Collateral Access Event relating to
Section 6.01(i), 6.01(vi), 6.01(vii) or 6.01(viii) of any
Indenture, shall have occurred and be continuing and the Collateral Agent receives the opinions of counsel referred to below. In connection with any such re-registration, the Company shall, at its cost and to the extent permitted by the laws of such country, cause the interests of the Collateral Agent in the Aircraft to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until changed as provided herein, and shall cause to be done at all times all other acts (including the filing, recording and delivery of any document or instrument and the payment of any sum) necessary or, by reference to prudent industry practice in such country, advisable in order to establish and perfect the Collateral Agent's interest in and to such Aircraft as against the Company, any Permitted Air Carrier or any third parties in such jurisdiction. Prior to any such re-registration under the laws of a foreign country and at no expense or liability to the Collateral Agent, the Collateral Agent shall have received a favorable Opinion of Counsel to it to the effect that (i) the laws of the new country of registration will recognize the Company's right of ownership and repossession under the lease entered into with such lessee and will give effect to the Lien and security interest created by this Collateral Agreement and (ii) this Collateral Agreement and the Collateral Agent's Lien and right to repossession thereunder is valid and enforceable under the laws of such country. Concurrently with any such change in registration, the Collateral

Agreement shall have been duly filed in all offices in such country necessary to perfect and protect the rights of the Collateral Agent and the Collateral Agent shall have received a satisfactory Opinion of Counsel with respect to such filing and any refiling requirements in such country.

     The Collateral Agent shall execute and deliver all such documents as the Company may reasonably request and otherwise cooperate with the Company for the purpose of effecting, continuing or (as provided in this Section 4.2(e)) changing the registration of each Aircraft.

     (f)  Insignia.

     The Company shall maintain or cause to be maintained in the cockpit of each Airframe in a location reasonably adjacent to the airworthiness certificate and on each Engine, a metal nameplate identifying the security interest of the Collateral Agent in the Aircraft, as follows:

              "Subject to a security interest in favor of
            Wilmington Trust Company, as Collateral Agent"

The Company will not allow the name of any Person other than the Collateral Agent, or its respective successors or assigns, to be placed on any Airframe or Engine as a designation that might be interpreted as a claim of ownership or of any security interest therein, except that the Company or any permitted lessee may operate the Airframes and Engines in its livery, including its name and logo.

     SECTION 4.3.  Inspection.

     At all reasonable times so long as an Aircraft is subject to the Lien of this Collateral Agreement, upon at least 15 days' prior notice to the Company and at a time and place reasonably acceptable to the Company, the Collateral Agent or its authorized representative may at its own expense and risk conduct a visual walk-around inspection of such Aircraft and any Engine and may inspect the books, logs and records of the Company relating to the operation and maintenance thereof; provided that (a) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations,
(b) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of any Airframe or Engine or with the normal conduct of the Company's or a permitted lessee's business, and (c) the Company shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by the Collateral Agent and shall not be furnished or disclosed by it to anyone other than its bank examiners, regulators, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Collateral Agreement. The Collateral Agent shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No inspection under this Section 4.3 shall relieve the Company of any of its obligations under this Collateral Agreement.

     SECTION 4.4.  Replacement and Pooling of Parts; Alterations,
Modifications and Additions; Substitution of Engines.

     (a)  Replacement of Parts.

     Except as otherwise provided in the proviso to the third sentence of Section 4.4(d) or if an Airframe or an Engine to which a Part relates has suffered an Event of Loss, the Company, at its own cost and expense, will so long as such Airframe or Engine is subject to the Lien of this Collateral Agreement promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Company, at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Company, at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 4.4(d), replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 4.4(c). All replacement Parts shall be free and clear of all Liens except for Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

     (b)  Parts.

     Except as otherwise provided in the proviso to the third sentence of Section 4.4(d), any Part at any time removed from an Airframe or Engine shall remain subject to the Lien of this Collateral Agreement, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement Parts specified in Section 4.4(a). Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or Engine as provided in Section 4.4(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Collateral Agent and shall no longer be deemed a Part hereunder, and (ii) such replacement Part shall become subject to this Collateral Agreement and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

     (c)  Pooling or Parts Leasing.

     Any Part removed from an Airframe or Engine as provided in
Section 4.4(a) may be subjected by the Company to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Company's business with any air carrier; provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 4.4(a) and 4.4(b) as promptly as practicable after the removal of such removed Part. In addition, any temporary replacement part when incorporated or installed in or attached to an Airframe or any Engine in accordance with Section 4.4(a) may be owned by another airline or vendor as customary in the United States airline industry, subject to a pooling or parts leasing arrangement; provided that the Company, at its expense within a commercially reasonable time, either (i) causes such temporary replacement part to become subject to the Lien of this Collateral Agreement, free and clear of all Liens except Permitted Liens, at which time such temporary replacement part shall become a Part or
(ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by the Company free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Collateral Agreement in accordance with Section 4.4(b).

     (d)  Alterations, Modifications and Additions.

     The Company, at its own expense, shall make alterations and modifications in and additions to each Airframe and Engine as may be required to be made from time to time by Applicable Law regardless of upon whom such requirements are, by their terms, nominally imposed; provided that the Company may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lien of this Collateral Agreement. In addition, the Company, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or Engine as the Company may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts); provided that no such alteration, modification or addition diminishes, in the Company's reasonable judgment, the value, utility, condition, airworthiness or remaining useful life of such Airframe or Engine below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Collateral Agreement, except that the value (but not the utility, condition, airworthiness or remaining useful life) of any Aircraft may be reduced by the value of Parts which the Company deems obsolete or no longer suitable or appropriate for use in such Aircraft which shall have been removed and not replaced, if the aggregate value of all such obsolete or unsuitable Parts removed from such Aircraft and not replaced shall not exceed $500,000. All Parts incorporated or installed in or attached or added to any Airframe or Engine as the result of any alteration, modification or addition effected by the Company shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Collateral Agreement; provided that, the Company may, at any time so long as an Airframe or Engine is subject to the Lien of this Collateral Agreement, remove any such Part from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 4.2(d) or the first sentence of this Section 4.4(d) and (iii) such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility, airworthiness or remaining useful life which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Company, assuming the Aircraft was otherwise maintained in the condition required by this Collateral Agreement. Upon the removal by the Company of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Collateral Agent and such Part shall no longer be deemed a Part hereunder.

     (e)  Substitution of Engines.

     The Company shall have the right at its option at any time, on at least 30 days' prior notice to the Collateral Agent, to substitute, and if an Event of Loss shall have occurred with respect to an Engine, shall within 60 days of the occurrence of such Event of Loss and on at least five days' prior notice to the Collateral Agent substitute, a Replacement Engine for any Engine not then installed or held for use on the Aircraft of which it is part. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act, (i) the Replacement Engine shall be owned by the Company and free and clear of all Liens (other than Permitted Liens), (ii) the replaced Engine shall thereupon be free and clear of all rights of the Collateral Agent and the Lien of this Collateral Agreement and shall no longer be deemed an Engine hereunder, and (iii) such Replacement Engine shall become subject to this Collateral Agreement and be deemed part of an Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to such Airframe. The Company's right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Company's sole cost and expense and the Collateral Agent agrees to cooperate with the Company to the extent necessary to enable it to timely satisfy such conditions:

     (i) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Collateral Agent:

     (A)  a Collateral Agreement Supplement covering the
Replacement Engine, which shall have been duly filed for recordation pursuant to the Aviation Act or such other Applicable
Law of the jurisdiction other than the United States in which the Aircraft of which such Engine is a part is registered in accordance with Section 4.2(e), as the case may be;

     (B) a full warranty bill of sale (as to title), covering the Replacement Engine, executed by the former owner thereof in favor of the Company (or, at the Company's option, other evidence of the Company's ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent); and

     (C) Uniform Commercial Code financing statements covering the security interests created by this Collateral Agreement (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine;

     (ii) the Company shall cause to be delivered to the Collateral Agent, if requested by it, an Opinion of Counsel to the effect that the Lien of this Collateral Agreement continues to be in full force and effect with respect to the Replacement Engine; and

     (iii) the Company shall deliver to the Collateral Agent an Officer's Certificate stating that in the opinion of such signer, all conditions precedent provided for in this Section 4.4(e) relating to such replacement have been complied with.

     Upon satisfaction of all conditions to such substitution,
(x) the Collateral Agent shall execute and deliver to the Company such documents and instruments, prepared at the Company's expense, as the Company shall reasonably request to evidence the release of such replaced Engine from the Lien of this Collateral Agreement, (y) the Collateral Agent shall assign to the Company all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Company shall receive all insurance proceeds (other than those reserved to others under Section 4.6(f)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 4.6(e)(A) and 4.5(d)(B).

     SECTION 4.5.  Loss, Destruction or Requisition.

     (a)  Event of Loss With Respect to the Airframe.

     Upon the occurrence of an Event of Loss with respect to an Airframe, the Company shall forthwith (and in any event within 30 days after such occurrence) give the Collateral Agent notice of such Event of Loss. The Company shall, within 60 days after such occurrence, give the Collateral Agent notice of its election to perform one of the following options (it being agreed that if the Company shall not have given the Collateral Agent such notice of such election, the Company shall be deemed to have elected to perform the option identified in the following clause (ii)):

     (i) subject to the satisfaction of the closing conditions contained in Section 4.5(c), on a date not more than 120 days after the occurrence of the Event of Loss, cause to be subjected to the Lien of this Collateral Agreement, in replacement of the Airframe and Engines with respect to which the Event of Loss occurred, a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life at least equal to, and being in as good operating condition and repair and airworthiness as, the Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms hereof); provided that if the Company shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall give the Collateral Agent notice to such effect upon or before the expiration of such period of time and shall pay the amounts required to be paid pursuant to clause (ii) below not later than 165 days after the occurrence of the Event of Loss; or

     (ii) make a payment to the Collateral Agent for purposes of allowing a distribution under Section 2.5 in order to prepay Notes in accordance with Section 3.01(a) of each Indenture on a date specified at least 30 days in advance by the Company, which date shall be not more than 165 days after the occurrence of the Event of Loss, and upon such payment, the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Collateral Agreement the Airframe and the Engine or engines, if any, attached to the Airframe subject to the Event of Loss, by executing and delivering to the Company such documents and instruments as the Company may reasonably request to evidence such release.

     (b)  Effect of Replacement.

     Should the Company have provided a Replacement Aircraft as provided for in Section 4.5(a)(i), (i) the Lien of this Collateral Agreement shall continue with respect to such Replacement Aircraft as though no Event of Loss had occurred;
(ii) the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of this Collateral Agreement the replaced Airframe and the Engine or engines, if any, attached to the replaced Airframe upon the occurrence of the Event of Loss by executing and delivering to the Company such documents and instruments as the Company may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Collateral Agent shall assign to the Company all claims the Collateral Agent may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds (other than those reserved to others under Section 4.6(f)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft as provided in Sections 4.5(d)(A) and 4.6(e)(C).

     (c)  Conditions to Airframe Replacement.

     The Company's right to substitute a Replacement Aircraft as provided in Section 4.5(a)(i) shall be subject to the fulfillment, at the Company's sole cost and expense, in addition to the conditions contained in such Section 4.5(a)(i), of the following conditions precedent:

     (i) on the date when the Replacement Aircraft is subjected to the Lien of this Collateral Agreement (such date being referred to in this Section 4.5 as the "Replacement Closing Date"), no Collateral Access Event under any Indenture, and no Potential Collateral Access Event relating to Section 6.01(i), 6.01(vi), 6.01(vii), or 6.01(viii) of any Indenture, shall have occurred and be continuing;

     (ii) on the Replacement Closing Date the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof (or, in the case of the FAA Bill of Sale (or a comparable document, if any, of another Aeronautical Authority, if applicable) and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Collateral
Agent:

     (A)  a Collateral Agreement Supplement covering the
Replacement Aircraft, which shall have been duly filed for recordation pursuant to the Federal Aviation Act or such other
Applicable Law of such jurisdiction other than the United States in which the Replacement Aircraft is to be registered in accordance with Section 4.2(e), as the case may be;

     (B) an FAA Bill of Sale (or a comparable document, if any, of another Aeronautical Authority, if applicable) covering the Replacement Aircraft, executed by the former owner thereof in favor of the Company;

     (C) a full warranty (as to title) bill of sale, covering the Replacement Aircraft, executed by the former owner thereof in favor of the Company (or, at the Company's option, other evidence of the Company's ownership of such Replacement Aircraft, reasonably satisfactory to the Collateral Agent); and

     (D) Uniform Commercial Code financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Aircraft may be registered in accordance with Section 4.2(e)) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Aircraft;

     (iii) the Replacement Aircraft shall be of the same series as the Aircraft or an improved model of such aircraft of the Manufacturer, shall have a value and utility at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines were in the condition required by the terms hereof) as evidenced by the Independent Appraisal referred to in Section 4.5(c)(vii)(1);

     (iv) the Collateral Agent (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 4.6 with respect to the Replacement Aircraft;

     (v) on the Replacement Closing Date, (A) the Company shall cause the Replacement Aircraft to be subject to the Lien of this Collateral Agreement free and clear of Liens (other than Permitted Liens), (B) the Replacement Aircraft shall have been duly certified by the Aeronautical Authority as to type and airworthiness in accordance with the terms of this Collateral Agreement and (C) application for registration of the Replacement Aircraft in accordance with Section 4.2(e) shall have been duly made with the Aeronautical Authority and the Company shall have authority to operate the Replacement Aircraft;

     (vi) the Collateral Agent at the expense of the Company, shall have received (acting directly or by authorization to its special counsel) (A) an Opinion of Counsel, addressed to the Collateral Agent, to the effect that the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Collateral Agreement, that all required action has been taken in order to maintain, and such action shall maintain, the effectiveness and priority (to the extent the same existed immediately prior to the occurrence of such Event of Loss, assuming the Company was in compliance with all relevant terms hereof) of the security interests in the Airframe, the

Engines and title thereto created by this Collateral Agreement and that the protections afforded to the Collateral Agent by 11
U.S.C. Section 1110 will not be less than such protections immediately prior to the occurrence of such Event of Loss and (B) an opinion of qualified FAA counsel (or counsel in jurisdiction outside the United States where the Aircraft may be registered in accordance with Section 4.2(e)), addressed to the Collateral Agent, as to, in the case of FAA counsel, the due recordation of the Collateral Agreement Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of the Collateral Agent in the Replacement Aircraft or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes; and

     (vi) the Collateral Agent (acting directly or by authorization to special counsel) shall have received:

     (1) an Independent Appraisal with respect to the Replacement
Aircraft; and

     (2) an Officer's Certificate stating that in the opinion of the signer, all conditions precedent provided for in this Collateral Agreement relating to such replacement have been complied with.

     (d) Non-Insurance Payments Received on Account of an Event of Loss.

     With respect to any Aircraft, as between the Collateral Agent and the Company, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in this Section 4.5 or elsewhere in this Collateral Agreement, as the case may be, or payments in respect of damage to the business or property of the Company) with respect to any Aircraft or an Engine or any Part received at any time by the Collateral Agent or by the Company from any governmental authority or other Person will be applied as follows:

     (A) if such payments are received with respect to an Event of Loss with respect to an Aircraft, and the Airframe which is a part of such Aircraft, or such Airframe and the Engines or engines installed thereon, are being replaced by the Company pursuant to Section 4.5(a)(i), such payments shall be paid over to, or retained by, the Company; provided that, if the Company has not completed such replacement, such payments shall be paid over to, or retained by, the Collateral Agent as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to the Company;

     (B) if such payments are received with respect to an Event of Loss with respect to an Engine or Part that has been or is being replaced by the Company pursuant to the terms hereof, such payments shall be paid over to, or retained by, the Company; and

     (C) if such payments are received with respect to an Event of Loss with respect to an Aircraft, and if the Airframe which is a part of such Aircraft, or such Airframe and the Engines or engines installed thereon, have not been and will not be replaced as contemplated by Section 4.5(a), such payments shall be paid to the Collateral Agent for purposes of allowing a distribution under Section 2.5 towards the prepayment of the Notes required pursuant to Section 3.01(a) of the Indentures and after the Notes and all other amounts payable to the Collateral Agent and the Collateral Agent and the Noteholders under Section 3.01(a) of the Indentures and the other Basic Documents shall have been paid in full, the balance, if any, of such payment shall be promptly paid over to or retained by the Company.

     (a)  Requisition for Use.

     In the event of a requisition for use by any government of any Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Collateral Agreement, the Company shall promptly notify the Collateral Agent of such requisition and all of the Company's obligations under this Collateral Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided that the Company's obligations under this
Section 4.5 with respect to the occurrence of an Event of Loss, for the payment of money and under Section 4.6 (except while an assumption of liability by the government of the United States of the scope referred to in Section 4.2(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Collateral Agent or the Company from such government with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not an Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 4.4(e) and any payments received by the Collateral Agent or the Company from such government with respect to such requisition shall be paid over to, or retained by, the Company.

     (e)  Certain Payments to be Held As Security.

     Any amount referred to in this Section 4.5 or Section 4.6 which is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment a Collateral Access Event under any Indenture, or a Potential Collateral Access Event relating to Sections 6.01(i), 6.01(vi), 6.01(vii) or 6.01(viii) of any Indenture, shall have occurred and be continuing, but shall be paid to and held by the Collateral Agent as security for the obligations of the Company under this Collateral Agreement and the Basic Documents, and at such time as there shall not be continuing any such Collateral Access Event or Potential Collateral Access Event such amount and any gain realized as a result of Eligible Investments required to be made pursuant to Section 7.12 shall be paid over to the Company.

     SECTION 4.6.  Insurance.

     (a)  Public Liability and Property Damage Insurance.

          Subject to the rights of the Company under Section 4.6(d), the Company shall, without expense to the Collateral Agent or the Noteholders, maintain or cause to be maintained in effect at all times as long as an Aircraft is subject to the Lien of this Collateral Agreement with insurers of recognized responsibility public liability insurance (including, without limitation, bodily injury, passenger legal liability, cargo liability, property damage, contractual liability and product liability coverage but excluding manufacturer's product liability coverage) with respect to such Aircraft in an amount not less than the amount the Company may carry from time to time on other similar aircraft in its fleet, but not less than the amount evidenced by the certificates of insurance issued by the Company's independent insurance broker delivered to the Collateral Agent on the Closing Date; provided that an agreement of the United States Government to insure against or indemnify for substantially the same risks to at least the same amount shall satisfy the requirements of this Section 4.6(a); provided further that, the Company need not maintain cargo liability insurance, or may maintain such insurance in an amount less than that specified above for an Aircraft as long as the amount of cargo liability insurance, if any, maintained with respect to such Aircraft is the same as the cargo liability insurance, if any, maintained for other aircraft of the same model as such Aircraft owned or operated by the Company. During any period when an Aircraft is on the ground and not in operation the Company may carry or cause to be carried, in lieu of the insurance required by this Section, insurance otherwise conforming with the provisions of this Section except that the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance, and the scope of risks covered and type of insurance shall be the same, as are from time to time in effect with respect to aircraft owned or leased by the Company of the same type as the Aircraft similarly on the ground and not in operation. Such insurance shall be of the type usually carried by the Company with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Company.

     (b)  Insurance Against Loss or Damage to the Aircraft and
Engines.

          Subject to the rights of the Company under Section 4.6(d), the Company shall, without expense to the Collateral Agent or any Noteholders, maintain or cause to be maintained in effect at all times during which an Aircraft is subject to the Lien of this Collateral Agreement with insurers of recognized responsibility all risk, agreed value, ground and flight hull insurance, which may exclude war risks and allied perils, covering each Aircraft for an amount not less than the Insurance Amount. To the extent available at reasonable cost, such hull insurance or other personal property insurance of the Company shall cover Engines or engines and Parts temporarily removed from such Airframe, pending replacement by installation of the same or similar Engines, engines or Parts on such Airframe but such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by the Company or a permitted lessee. Such insurance shall be of the type usually carried by the Company with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Company. If and to the extent that the Company or a lessee operates an Aircraft either (A) on routes where it maintains war risk insurance in effect with respect to other similar owned or leased aircraft in its fleet, or (B) on routes (other than routes within or between the United States, Canada, Mexico, Bermuda and islands other than Cuba in the Caribbean Basin) where the custom in the industry is to carry war risk and/or allied perils insurance, the Company or such lessee shall maintain or cause to be maintained such insurance in effect with respect to such Aircraft in an amount equal to the lesser of the Insurance Amount or the amount of such insurance customarily carried by corporations engaged in the same or similar business similarly situated with the Company and owning or operating similar aircraft and engines on such routes or similar routes; provided that if the requirement to maintain war risk insurance arises under clause (A) of this sentence, such insurance shall be maintained in an amount not less than that maintained by the

Company or such lessee on similar aircraft in its fleet. An agreement by the United States Government to insure against or indemnify for substantially the same risks to at least the same amount will satisfy any of the requirements of this Section 4.6(b). During any period when an Aircraft is on the ground and not in operation the Company may carry or cause to be carried, in lieu of the insurance required by this Section, insurance otherwise conforming hereto except that the scope of the risks covered and type of insurance shall be the same as are from time to time applicable to aircraft owned or leased by the Company of the same type as the Aircraft similarly on the ground and not in operation in an amount at least equal to the Pro Rata Amount.

     (c)  Additional Insured; Loss Payment.

     The Company shall cause all policies of insurance carried in accordance with this Section 4.6 to name the Collateral Agent, the Indenture Trustees and the Liquidity Providers as additional insured as their respective interests may appear. Such policies shall provide with respect to such additional insured that (i) none of its interests in such policies shall be invalidated by any act or omission or breach or violation of warranty, declaration or condition contained in such policies by the Company; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of such additional insured, shall be effective as to such additional insured until 30 days (or such lesser period as may be applicable in the case of any war risk coverage) after receipt by such additional insured of written notice from the insurers of such cancellation, lapse or change; (iii) the Collateral Agent shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such additional insured; and (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such additional insured. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering such additional insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Company will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each hull policy shall name the Collateral Agent as loss payee as long as this Collateral Agreement shall remain in effect; provided that so long as the insurers shall not have received written notice that a Collateral Access Event under any Indenture has occurred and is continuing, if insurance proceeds in the aggregate equal $5,000,000 or less, then such proceeds shall be payable to the Company and, notwithstanding the foregoing, all amounts of (i) any proceeds which in the aggregate exceed $5,000,000, (ii) any proceeds in respect of a total loss or an Event of Loss or (iii) any proceeds with respect to any single loss after the insurers shall have received written notice that a Collateral Access Event under any Indenture has occurred and is after continuing, shall be payable to the Collateral Agent as long as the Aircraft suffering such loss shall not have been released from the Lien of this Collateral Agreement.

     (d)  Deductibles and Self-Insurance.

     The Company may from time to time self-insure, by way of deductible or premium adjustment provisions in insurance policies or otherwise, the risks required to be insured against pursuant to this Section 4.6 in such amounts as are then self-insured with respect to similar owned or leased aircraft in the Company's fleet but in no case shall such self-insurance in the aggregate exceed for any year (i) 50% of the largest replacement value of any single aircraft on which the Company at the time carries insurance or (ii) 1-1/2% of the aggregate insurable value (during the preceding calendar year) of all aircraft on which the Company carries insurance, whichever is less, unless an insurance broker of national standing selected by the Company and reasonably satisfactory to the Collateral Agent shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case the Company may self-insure to such higher level. A deductible per occurrence used to reduce handling costs that is not in excess of the prevailing standard market deductible for similar aircraft shall be permitted in addition to the self-insurance.

     (e)  Application of Hull Insurance Proceeds.

     Subject to Section 4.5(f), as between the Collateral Agent and the Company, any payments received under policies of hull or other property insurance required to be maintained by the Company pursuant to Section 4.6(b), shall be applied as follows:

     (A) if such payments are received with respect to loss or damage (including an Event of Loss with respect to an Engine) not constituting an Event of Loss with respect to an Airframe, payments in the aggregate of $5,000,000 or less shall be paid over to or retained by the Company and, subject to Section 4.6(c), the entire amount of any payments, if such payments in the aggregate are greater than $5,000,000 shall be paid over to or retained by the Collateral Agent for payment to the Company only upon performance of its repair or replacement obligation;

     (B) if such payments are received with respect to an Event of Loss with respect to an Airframe and such Airframe is not being replaced by the Company pursuant to Section 4.5(a)(i), so much of such payments as shall not exceed the Pro Rata Amount and other amounts required to be paid by the Company pursuant to
Section 4.5(a)(ii) shall be applied in reduction of the Company's obligation to pay such amounts if not already paid by the Company, and to reimburse the Company if such amounts shall have been paid, and the balance, if any, of such payments shall be promptly paid over to or retained by the Company; and

     (C) if such payments are received with respect to an Airframe, or an Airframe and Engines or engines installed thereon, and such Airframe, or Airframe and Engines or such engines are being replaced by the Company pursuant to Section 4.5(a)(i), such payments shall be paid over to, or retained by the Company; provided that, if the Company has not completed such replacement, such payments shall be paid over to, or retained by, the Collateral Agent as security, and upon completion of, or in connection with a closing for, such replacement, be paid over to or retained by the Company.

     (f)  Insurance for Own Account.

     Nothing in this Section 4.6 shall prohibit the Collateral Agent or the Company from obtaining insurance with respect to the Aircraft for its own account (including, without limitation, in the case of the Company, hull insurance under the same policies maintained pursuant to this Section 4.6 in amounts in excess of those required to be maintained pursuant to this Section 4.6) and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided that no such insurance may be obtained which would limit or otherwise adversely affect the availability, coverage or payment of any insurance required to be obtained or maintained pursuant to this
Section 4.6, it being understood that all salvage rights to the Airframes and Engines shall remain with the Company's insurers at all times.

     (g)  Reports, etc.

     The Company will, so long as an Aircraft is subject to the Lien of this Collateral Agreement, furnish to the Collateral Agent evidence of renewal of the insurance policies required pursuant to this Section 4.6 prior to the cancellation, lapse or expiration of such insurance policies and, on or before the renewal dates of the insurance policies carried by the Company pursuant to this Section 4.6, a report signed by a firm of aircraft insurance brokers, not affiliated with the Company, appointed by the Company and reasonably satisfactory to the Collateral Agent, setting forth the insurance carried with respect to such Aircraft (including public liability insurance) and stating the opinion of such firm that the insurance then carried and maintained on such Aircraft (including public liability insurance) complies with the terms hereof and that such renewal insurance will on and after the effective date thereof so comply with the terms hereof; provided that all information contained in such report shall be held confidential by the Collateral Agent, and shall not be furnished or disclosed by them to anyone except the Noteholders, their agents and representatives (provided that any recipient of such information shall agree for the benefit of the Company to hold all such information similarly confidential) or as may be required by Applicable Law; and provided further that if such report is not already being provided by such firm on an annual basis, upon the request of the Collateral Agent, the Company shall request its insurers to provide such report on such basis. The Company will cause such firm to give prompt written advice to the Collateral Agent of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on an Aircraft. The Company will also cause such firm to advise the Collateral Agent in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on any Aircraft pursuant to this Section 4.6.

     SECTION 4.7.  Filings.

          So long as any Notes or any other Secured Obligations remain unpaid, the Company will take, or cause to be taken, at the Company's cost and expense, such action with respect to the recording, filing, rerecording and refiling of this Collateral Agreement, each Collateral Agreement Supplement and any financing statements or other instruments as are necessary or requested by the Collateral Agent and will take such further action as the Collateral Agent may from time to time reasonably request and, in each case, as is appropriate, to maintain, so long as this Collateral Agreement is in effect, the perfection of the security interest created by this Collateral Agreement, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Collateral Agent to take such action.

     SECTION 4.8.  Corporate Existence.

          So long as the Notes or any other Secured Obligations remain unpaid, the Company shall at all times maintain its corporate existence, except as permitted by Section 4.9; and it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises, except for any corporate right, power, privilege or franchise that it determines is no longer necessary or desirable in the conduct of its business and the loss of which will not materially adversely affect or diminish the rights of the Collateral Agent under this Collateral Agreement; provided that, the Company shall, so long as the Notes or any other Secured Obligations remain unpaid, maintain at all times to the extent generally available an air carrier operating certificate issued by the United States Secretary of Transportation pursuant to Chapter 447 of the Aviation Act or any successor provision if and so long as such a certificate is a condition to entitlement of benefits under 11 U.S.C. Section 1110.

     SECTION 4.9.  Merger, Consolidation, Etc.

     So long as any Notes or any other Secured Obligations remain unpaid, the Company shall not consolidate with or merge into any other corporation or convey, sell, transfer or lease all or substantially all its assets as an entirety to any Person, whether in a single transaction or a series of related transactions, unless:

     (i) The corporation formed by such consolidation or into which it is merged or the Person which acquires by conveyance, purchase, transfer or lease all or substantially all its assets as an entirety shall be a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof and shall after such merger or consolidation be a Certificated Air Carrier, and shall have executed and delivered to the Collateral Agent an agreement in form and substance reasonably satisfactory to the Collateral Agent containing an assumption by such successor corporation of the due and punctual performance and observance of each agreement and condition of the Basic Documents;

     (ii) No Collateral Access Event under any Indenture shall arise as a result of such asset sale, lease, conveyance, transfer, merger or consolidation; and

     (iii) The Company shall have delivered to the Collateral Agent an Officer's Certificate and an opinion of its General Counsel or other counsel reasonably satisfactory to the Collateral Agent (which opinion may be subject to customary exceptions and may rely, as to factual matters, on an Officer's Certificate of the successor to the Company stating that such consolidation, merger, conveyance, sale, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 4.9 and that such assumption agreement has been duly authorized, executed and delivered by such successor corporation and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          No such lease, conveyance, sale, transfer, merger or consolidation shall have the effect of releasing the Company or any such successor corporation from its liability hereunder or under the other Basic Documents. Nothing contained herein shall permit any lease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions hereof. Upon any consolidation or merger, or any conveyance, sale, transfer or lease of all or substantially all the assets of the Company, as an entirety in accordance with this Section 4.9, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Collateral Agreement and the other Basic Documents with the same effect as if such successor corporation had been named as the Company herein and therein.

                            ARTICLE V

                       EXERCISE OF REMEDIES

     SECTION 5.1. Directions from the Controlling Party. The Controlling Party shall direct the Collateral Agent in the exercise of remedies available to the Collateral Agent under this
Article V; provided that during the period ending on the date which is nine months after the Acceleration of any Class of Notes, without the consent of the holders of at least a majority of the aggregate outstanding principal amount of the Notes of each Class if the Indenture Trustee for such Class of Notes is not acting as the Controlling Party, no Aircraft may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft.

     SECTION 5.2. Remedies with Respect to Collateral. If the Notes of any Class have been accelerated following a Collateral Access Event under any Indenture with respect thereto, the Collateral Agent may be directed by the Controlling Party to do one or more of the following:

     (a) cause the Company, upon the written demand of the Collateral Agent and at the Company's expense, to deliver promptly, and the Company shall deliver promptly, possession of all or such part of any Airframe, Engine or other Collateral as the Collateral Agent may so demand to the Collateral Agent or its order, at such location on the Company's route system within the continental United States as the Collateral Agent may request, or the Collateral Agent, at its option, may enter upon the premises where all or any part of any Airframe, Engine or any other Collateral is located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same, together with any engine which is not an Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor or secured party of such engine; and in connection with any such delivery or repossession, the Company will provide storage for the Aircraft at such location to the extent facilities for such purpose are reasonably available to the Company at such time; provided that if an Airframe is returned with an engine (which is not an Engine) installed thereon, such engine, if owned by the Company, may at the option of the Collateral Agent be exchanged with the Company for an Engine in accordance with the provisions of Section 4.4(e) hereof by summary proceedings or otherwise;

     (b) subject to Section 5.3, sell all or any part of an Airframe or any Engine at public or private sale, whether or not the Collateral Agent shall at the time have possession thereof, as the Collateral Agent may determine, or lease or otherwise dispose of all or any part of an Airframe or Engine as the Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Secured Obligations;

     (c) in connection with its exercise of remedies hereunder, the Collateral Agent may commence legal proceedings for and obtain the appointment of a receiver or receivers (to the extent such appointment is customary or otherwise advisable in such jurisdiction) to take possession of an Airframe, any Engine or any other Collateral pending the sale thereof pursuant either to the power of sale given in this Section or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Collateral Agreement;

     (d) the Collateral Agent may terminate and avoid any lease by the Company of any Airframe or any Engine by notice to the Company and the lessee; and

     (e) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the Uniform
Commercial Code of the State of New York or otherwise under Applicable Law.

     Upon every taking of possession of Collateral under this
Section 5.2, the Collateral Agent may, from time to time, at the expense of the Company, make all such expenditures for maintenance, storage, insurance, leasing, control, management, disposition, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Collateral Agent shall have the right to maintain, store, insure, lease, control, modify, alter, sell, transfer, convey or otherwise dispose of or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Collateral Agent may determine; and the Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Collateral Agreement to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Collateral Agreement, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons properly engaged and employed by the Collateral Agent.

     In addition, the Company shall be liable for all legal fees and other costs and expenses incurred by the Collateral Agent in connection with any Collateral Access Event under any Indenture or the exercise of remedies hereunder with respect thereto, including all costs and expenses incurred in connection with the retaking or return of an Airframe or any Engine or any other Collateral in accordance with the terms hereof or under Applicable Law, which amounts shall, until paid, be secured by the Lien of this Collateral Agreement.

     In connection with the exercise of remedies under this
Section 5.2, at the request of the Collateral Agent the Company shall promptly execute and deliver to the Collateral Agent such instruments of title and other documents as the Collateral Agent may deem necessary or advisable to enable the Collateral Agent or an agent or representative designated by the Collateral Agent, at such time or times and place or places as the Collateral Agent may specify, to obtain possession of all or any part of the Collateral to which the Collateral Agent shall at the time be entitled. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Collateral Agent, the Collateral Agent may obtain a judgment conferring on the Collateral Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Collateral Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

     Nothing in the foregoing shall affect the right of each Noteholder to receive all payments of principal of, and interest and premium on, the Notes held by such Noteholders and all other amounts owing to such Noteholder as and when the same may be due and are payable in accordance with Article III. Nothing in this Section shall diminish the rights of the Company under the Granting Clauses.

     SECTION 5.3.  Provisions Regarding Sale.

     In connection with any sale of Collateral pursuant to
Section 5.2, the Collateral Agent shall give the Company at least 10 days' prior notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice. The Noteholders, whether acting directly or through the Collateral Agent, shall be entitled at any sale pursuant to Section 5.2, to credit against the purchase price bid at such sale by such Noteholders all or any part of the unpaid Secured Obligations owing to such Noteholders and secured by the Lien of this Collateral Agreement, provided that no Noteholder shall so credit such amounts, unless prior to or contemporaneously with any such purchase by such Noteholder, any outstanding Liquidity Obligations and any obligations owed to any Noteholders having a higher priority of distribution pursuant to Section 3.3 have been or are being paid in full.

     In connection with any such sale:

     (i) The Collateral Agent may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

     (ii) All right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested. Such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Company, its successors or assigns;

     (iii) The receipt of the Collateral Agent or of the Person making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Collateral Agent or of such Person, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

     (iv) The Company will not take any action to direct the order in which the Collateral or any part thereof shall be sold, or to hinder, delay or impede the exercise of any rights of the Collateral Agent pursuant to the terms hereof.

     SECTION 5.4. Remedies Cumulative. Each and every right, power and remedy given to the Collateral Agent specifically or otherwise in this Collateral Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Collateral Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

     SECTION 5.5. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Collateral Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such proceeding, then and in every such case the Company, the Collateral Agent, each Indenture Trustee and each Liquidity Provider shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceedings had been instituted.

     SECTION 5.6. Waiver of Past Collateral Access Events; Rescission of Acceleration. Upon the waiver of all Collateral Access Events and Potential Collateral Access Events under all Indentures in accordance with the respective terms thereof, the Indenture Trustees shall withdraw any notice of a Collateral Access Event or Potential Collateral Access Event previously delivered hereunder, and each such Collateral Access Event and Potential Collateral Access Event shall be deemed cured for all purposes of this Collateral Agreement.

     (b) Upon any rescission, waiver or annulment of the Acceleration of the Notes under any Indenture in accordance with the terms thereof, the Indenture Trustee acting thereunder shall withdraw any Notice of Acceleration previously delivered by it thereunder.

     SECTION 5.7.  [Reserved]

     SECTION 5.8. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Collateral Agreement or in any suit against the Collateral Agent for any action taken or omitted by it as Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may access reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Collateral Agent, a Liquidity Provider or an Indenture Trustee, a suit instituted by any Noteholder pursuant to Section
6.07 of the Indentures or a suit by Noteholders holding more than 10% of the outstanding aggregate principal amount of the Class A Notes, Class B Notes or Class C Notes.

                            ARTICLE VI

                    DUTIES OF THE COLLATERAL AGENT;
                 AGREEMENTS OF INDENTURE TRUSTEES, ETC.

     SECTION 6.1.  Notice of Collateral Access Events; Other
Notices.

     (a) In the event the Collateral Agent shall have actual knowledge of a Collateral Access Event or Potential Collateral Access Event under any Indenture, as promptly as practicable after the occurrence of any such Collateral Access Event or Potential Collateral Access Event, the Collateral Agent shall transmit by mail to the Company, the Rating Agencies, the Liquidity Providers and the Indenture Trustees, notice of such Collateral Access Event or Potential Collateral Access Event unless such Collateral Access Event or Potential Collateral Access Event shall have been cured or waived. Subject to Article V and Sections 6.3 and 10.1, the Collateral Agent shall take such action, or refrain from taking such action, with respect to any such Collateral Access Event or Potential Collateral Access Event (including with respect to the exercise of any rights or remedies hereunder) as the Collateral Agent shall be instructed in writing by the Controlling Party. In the event the Collateral Agent shall at any time enforce this Collateral Agreement, the Collateral Agent shall forthwith notify the Indenture Trustees, the Company, the Rating Agencies and the Liquidity Providers.
For all purposes of this Collateral Agreement, in the absence of actual knowledge on the part of an officer in its corporate trust department, the Collateral Agent shall not be deemed to have knowledge of any Collateral Access Event or Potential Collateral Access Event under any Indenture unless notified in writing by the Company, one or more Indenture Trustees, one or more Liquidity Providers or one or more Noteholders.

     (b) The Collateral Agent will furnish to each Liquidity Provider and any Indenture Trustee who provides a written request to the Collateral Agent asking to receive the same, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments received from the Company to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider or Indenture Trustee, as applicable, pursuant to the express provision of any other Basic Document.

     SECTION 6.2.  Action upon Instructions; Financing
Statements.

     Subject to the terms of Section 6.3, upon the written instructions at any time and from time to time of the Controlling Party, the Collateral Agent shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or permitted to be exercised, made, given or taken by the Collateral Agent in respect of any part or all of the Collateral as shall be specified in such instructions and (ii) take such other action in respect of the subject matter of this Collateral Agreement as is consistent with the terms hereof and the other Basic Documents.

     SECTION 6.3.  Indemnification.

     The Collateral Agent shall not be required to take any action or refrain from taking any action under Section 6.1 (other than the first sentence thereof), 6.2 or 6.6 or Article V unless the Collateral Agent shall have been indemnified (to the extent satisfactory to the Collateral Agent) by the Secured Parties, or any of them, against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Collateral Agent shall not be under any obligation to take any action under this Collateral Agreement and nothing contained in this Collateral Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Collateral Agent shall not be required to take any action under Section 6.1 (other than the first sentence thereof), 6.2 or 6.6 or Article V, nor shall any other provision of this Collateral Agreement be deemed to impose a duty on the Collateral Agent to take any action, if the Collateral Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

     SECTION 6.4.  No Duties Except as Specified in Collateral
Agreement or Instructions.

     The Collateral Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Collateral Agreement or any part of the Collateral, except as expressly provided by the terms of this Collateral Agreement or as expressly provided in written instructions from the Controlling Party as provided in this Collateral Agreement; and no implied duties or obligations shall be read into this Collateral Agreement against the Collateral Agent. The Collateral Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section
8.1 hereof) promptly take such action as may be necessary to duly discharge all Liens ("Agent's Liens") on any part of the Collateral which result from claims against it in its individual capacity which are unrelated to the administration of the Collateral or which arise out of acts or omissions which are not expressly contemplated by this Collateral Agreement.

     SECTION 6.5.  Notice from Liquidity Provider and Indenture
Trustees.

     If any Liquidity Provider or Indenture Trustee has notice of a Collateral Access Event or Potential Collateral Access Event, such Person shall promptly give notice to the others and to the Collateral Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

     SECTION 6.6.  Recording, Deposit of Collateral, etc.

     (a) The Company will take or cause to be taken all action required or desirable to maintain, preserve and protect the Lien on the Collateral granted by this Collateral Agreement, including, but not limited to, causing all financing statements, mortgages and other instruments of further assurance, including continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Noteholders, the Indenture Trustees, the Collateral Agent and the other Secured Parties under this Collateral Agreement and the Indentures to all property comprising the Collateral.

     (b) The Company will from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Collateral Agreement and the Indentures, any amendments thereto and any other instruments of further assurance.

                            ARTICLE VII

                 THE COMPANY AND THE COLLATERAL AGENT

     SECTION 7.1. Acceptance of Trusts and Duties. Wilmington Trust Company hereby accepts the duties hereby created and applicable to the Collateral Agent and agrees to perform the same but only upon the terms of this Collateral Agreement and agrees to receive and disburse all monies received by it constituting part of the Collateral in accordance with the terms hereof. The Collateral Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or negligence, (b) as provided in Section 2.2 or the last sentence of Section 6.4 and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Collateral Agent made in its individual capacity in any Basic Document. The Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Collateral Agent, unless it is proved that the Collateral Agent was negligent in ascertaining the pertinent facts.

     SECTION 7.2. Absence of Duties. The Collateral Agent, except in accordance with written instructions furnished pursuant to Section 6.1 or 6.2, and except as provided in, and without limiting the generality of, Sections 6.3 and 6.4, shall have no duty (a) to see to any recording or filing of this Collateral Agreement or any other document, or to see to the maintenance of any such recording or filing, or (b) to see to the payment or discharge of any Lien of any kind against any part of the Collateral.

     SECTION 7.3. No Representations or Warranties as to Documents. The Collateral Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Collateral Agreement or any other Basic Document or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Collateral Agent, made in its individual capacity, under any Basic Document to which it is a party. The Noteholders and the Liquidity Providers make no representation or warranty hereunder whatsoever.

     SECTION 7.4. No Segregation of Monies; No Interest. Any monies paid to or retained by the Collateral Agent pursuant to any provision hereof and not then required to be distributed to any Indenture Trustee, any Liquidity Provider or the Company as provided in Articles II and III need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Collateral Agent shall not (except as otherwise provided in Section 2.2) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Collateral Agent shall be accounted for by the Collateral Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

     SECTION 7.5.  Reliance; Agents; Advice of Counsel.

     The Collateral Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the aggregate unpaid principal amount of Notes of any Class, the Collateral Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Indenture Trustee, and such certificate shall constitute full protection to the Collateral Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers or the Indenture Trustees the manner of ascertainment of which is not specifically described herein, the Company and the Collateral Agent may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the applicable Liquidity Provider or Indenture Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Collateral Agent shall assume, and shall be fully protected in assuming, that the Company, each of the Liquidity Providers and each of the Indenture Trustees are authorized to enter into this Collateral Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of the Company, each of the Liquidity Providers and each of the Indenture Trustees with respect thereto. In the administration of the trusts hereunder, the Collateral Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Collateral Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

     SECTION 7.6.  Capacity in Which Acting.

     The Collateral Agent acts hereunder solely as agent herein and not in its individual capacity, except as otherwise expressly provided in the Basic Documents.

     SECTION 7.7.  [Reserved].

     SECTION 7.8. May Become Noteholder. The institution acting as Collateral Agent hereunder may become a Noteholder and have all rights and benefits of a Noteholder to the same extent as if it were not the institution acting as the Collateral Agent.

     SECTION 7.9. Further Assurances. At any time and from time to time, upon the request of the Collateral Agent, the Company shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary to perfect, preserve or protect the security interests and assignments created or intended to be created hereby.

     SECTION 7.10  Collateral Agent Required; Eligibility.

     There shall at all times be a Collateral Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or having a combined capital and surplus in excess of $3,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Collateral Agent hereunder upon reasonable or customary terms. Such corporation shall be a "citizen of the United States" within the meaning of the Aviation Act and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by Federal, State or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 9.2.

     SECTION 7.11.  Money to Be Held in Trust.

     All monies deposited with or held by the Collateral Agent pursuant to this Collateral Agreement shall be held in trust for the benefit of the Secured Parties entitled to such monies.

     SECTION 7.12.  Funds Held by Collateral Agent; Investments.

     At any time and from time to time, so long as no Collateral Access Event under any Indenture shall have occurred and be continuing, the Collateral Agent shall, upon the written instructions of the Company, invest and reinvest in Eligible Investments as specified in the written instructions of the Company, any monies on deposit with the Collateral Agent as part of the Collateral (other than monies on deposit from time to time in the Cash Collateral Accounts), and sell any Eligible Investments, in either case, at such prices, including accrued interest, as are set forth in the written instructions of the Company, and until so sold shall hold the same in trust as part of the Collateral; provided that, the Company shall upon demand pay to the Collateral Agent the amount of any loss realized upon maturity, sale or other disposition of Eligible Investments and, so long as no Collateral Access Event under any Indenture, or Potential Collateral Access Event relating to Section 6.01(i), 6.01(vi), 6.01(vii) or 6.01(viii) of any Indenture, shall have occurred and be continuing, be entitled to receive from the Collateral Agent, and the Collateral Agent shall promptly pay to the Company, any profit, income interest, dividend or gain realized upon maturity, sale or other disposition of any Eligible Investment (other than Investment Earnings). The Collateral Agent shall not be responsible for any losses on any investments or sales of Eligible Investments made pursuant to the procedure specified in this Section 7.12.

                           ARTICLE VIII

                INDEMNIFICATION OF COLLATERAL AGENT

     SECTION 8.1. Scope of Indemnification.

     The Company hereby agrees to pay, assume liability for, and indemnify, protect, defend, save and keep harmless the Collateral Agent and each Indenture Trustee, in their individual and trust capacities (each, an "Indemnitee") from and against any and all Expenses from time to time be imposed, incurred by or asserted against such Indemnitee (whether or not such is also indemnified or insured against by any other person) as a result of (A) the manufacture, purchase, acceptance or rejection of any Airframe or Engine; (B) any Aircraft (or any portion thereof) or any Engine installed on an airframe or any engine installed on an Airframe whether or not arising out of the ownership, delivery, nondelivery, storage, lease, sublease, possession, use, non-use, operation, maintenance, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition, registration, reregistration or airworthiness of an Aircraft including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; or (C) the failure by the Company to perform or observe any covenant, condition or agreement contained herein or in any of the Basic Documents, or the falsity of any representation or warranty of the Company contained herein or in any other Basic Document; provided that, the foregoing indemnity shall not extend to any Expense to the extent attributable to (1) the failure by an Indemnitee to perform or observe any agreement, covenant or condition in this Collateral Agreement or any other Basic Document; (2) the bad faith, wilful misconduct or negligence of, an Indemnitee; (3) the breach of any contractual obligation by, or the falsity or inaccuracy or breach of any representation or warranty of, an Indemnitee; (4) other than during the continuation of any Collateral Access Event, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to this Collateral Agreement unless such amendments, supplements, waivers or consents (a) are requested by the Company or (b) are required pursuant to the terms of this Collateral Agreement (unless such requirements results from the actions of the an Indemnitee); (5) except to the extent attributable to acts or events occurring prior thereto, acts or events which occur after the payment by the Company of all amounts payable by the Company pursuant hereto and pursuant to the Indentures; (6) (A) a disposition by an Indemnitee (voluntary or involuntary) of all or any part of its interest in an Airframe or any Engine other than as contemplated or permitted by this Collateral Agreement or (B) a disposition of an Indemnitee's interest in the Basic Documents other than in each of (A) and (B) during the continuance of a Collateral Access Event; or (7) any and all Taxes relating or attributable to fees received as compensation in connection with the transactions contemplated hereby and by the other Basic Documents. After an Indemnitee receives notice of any claim or commencement of any action, suit, or proceeding against it or otherwise becomes aware of any matter for which indemnification will be sought hereunder, if such party elects to make a claim hereunder, it shall notify the Company in writing within 10 days after receiving such notice or becoming so aware and the Company shall, at its election, be entitled to assume control of any such proceeding. If the Company so elects to assume control, it shall not be liable for any additional fees and expenses of counsel for an Indemnitee, except to the extent such counsel is retained with the prior consent of the Company. Failure to timely give such notice shall not waive any right to indemnification, except only to the extent of any damage or loss suffered by the Company by reason of delay in receiving such notice. The obligations of the Company pursuant to this Article VIII shall survive the termination of this Agreement.

                            ARTICLE IX

                SUCCESSORS; SEPARATE COLLATERAL AGENTS

     SECTION 9.1. Replacement of Collateral Agent; Appointment of Successor. (a) The Collateral Agent may resign at any time by so notifying the Indenture Trustees, the Company and the Liquidity Providers. The Controlling Party (with the consent of the Indenture Trustees and the Liquidity Providers which are not at such time the Controlling Party) may remove the Collateral Agent by so notifying the Collateral Agent and may appoint a successor Collateral Agent. The Company shall remove the Collateral Agent if:

     (1)  the Collateral Agent fails to comply with Section 7.10;

     (2)  the Collateral Agent is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Collateral Agent or its property; or

     (4) the Collateral Agent otherwise becomes incapable of acting.

     If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), the Company shall promptly appoint a successor Collateral Agent.

     A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Collateral Agreement. The successor Collateral Agent shall mail a notice of its succession to the Administrator, the Liquidity Providers and the Indenture Trustees. The retiring Collateral Agent shall promptly transfer its rights under all of the Liquidity Facilities and all of the property held by it as Collateral Agent to the successor Collateral Agent, subject to the Lien provided for herein.

     If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company or one or more of the Indenture Trustees may petition any court of competent jurisdiction for the appointment of a successor
Collateral Agent.

     If the Collateral Agent fails to comply with Section 7.10 (to the extent applicable), one or more of the Indenture Trustees or one or more of the Liquidity Providers may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

     Notwithstanding the replacement of the Collateral Agent pursuant to this Section 9.1, the Company's obligations under
Section 8.1 hereof shall continue for the benefit of the retiring
Collateral Agent.

     No appointment of a successor Collateral Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

     SECTION 9.2.  Appointment of Separate Collateral Agents.

     (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located or in which any action of the Collateral Agent may be required to be performed or taken or if the Collateral Agent shall be advised by counsel satisfactory to it that such action is necessary or prudent in the interests of the Secured Parties, or in the event the Collateral Agent shall have been requested to do so by the Controlling Party, the Collateral Agent, by an instrument in writing signed by it, and without the concurrence of the Company, may appoint one or more individuals or corporations to act as separate collateral agent or separate collateral agents or co-collateral agent, acting jointly with the Collateral Agent, or to act as separate collateral agent or collateral agents, of all or any part of the Collateral, with such powers as may be provided in an agreement supplemental hereto.

     (b) The Collateral Agent, and, at the request of the Collateral Agent, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate collateral agent or separate collateral agents or co-collateral agent for the purpose of more fully confirming such title, rights or duties to such separate collateral agent or separate collateral agents or co-collateral agent and the Company hereby makes, constitutes and appoints the Collateral Agent its agent and attorney-in-fact for it and in its name, place and stead to execute, acknowledge and deliver the same in the event that the Company shall not itself execute and deliver the same within 20 days after receipt by it of such request so to do. Upon the acceptance in writing of such appointment by any such separate collateral agent or separate collateral agents or co-collateral agent, it, he, she or they shall be vested with such title to the Collateral or any part thereof, and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Collateral Agent (except insofar as local law makes it necessary for any such separate collateral agent or separate collateral agents or co-collateral agent to act alone) subject to all the terms of this Collateral Agreement. Any separate collateral agent or separate collateral agents or co-collateral agent may, at any time by an instrument in writing, constitute the Collateral Agent its or their attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or their behalf and in its or their name. In case any such separate collateral agent or co-collateral agent shall die, become incapable of acting, resign or be removed, the title to the Collateral and all assets, property, rights, powers, trusts, obligations and duties of such separate collateral agent or co-collateral agent shall, so far as permitted by law, vest in and be exercised by the Collateral Agent, without the appointment of a successor to such separate collateral agent or co-collateral agent unless and until a successor is appointed.

     (c) All provisions of this Collateral Agreement, including without limitation Article VII, which are for the benefit of the Collateral Agent shall extend to and apply to each separate collateral agent or co-collateral agent appointed pursuant to the foregoing provisions of this Section 9.2.

     (d) Every separate collateral agent and co-collateral agent hereunder shall, to the extent permitted by law, be appointed and act and the Collateral Agent shall act, subject to the following provisions and conditions:

     (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the receipt, custody, investment and payment of monies, and drawings and other actions contemplated to be taken under each of the Liquidity Facilities shall be exercised solely by the Collateral Agent;

     (ii) all other rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agent jointly except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral in any such jurisdiction) shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent;

     (iii) no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such separate collateral agent or separate collateral agents or co-collateral agent shall be exercised hereunder by such Person except jointly with, or with the consent of, the Collateral Agent; and

     (iv) no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

If at any time the Collateral Agent shall deem it no longer necessary or prudent in order to conform to any such law, or take any such action or shall be advised by such counsel that it is no longer legally required or necessary or prudent in the interest of the Secured Parties or in the event the Collateral Agent shall have been requested to do so by the Controlling Party, the Collateral Agent shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any separate collateral agent or separate collateral agents or co-collateral agent.

     (e) Any request, approval or consent in writing by the Collateral Agent to any separate collateral agent or separate collateral agents or co-collateral agent shall be sufficient warrant to such separate collateral agent or separate collateral agents or co-collateral agent, as the case may be, to take such action as may be so requested, approved or consented to.

     (f) Notwithstanding any other provision of this Section 9.2, the powers of any separate collateral agent or separate collateral agents or co-collateral agent appointed pursuant to this Section 9.2 shall not in any case exceed those of the Collateral Agent hereunder.

                            ARTICLE X.

                  SUPPLEMENTS AND AMENDMENTS TO THIS
                         COLLATERAL AGREEMENT

     SECTION 10.1.  Amendments, Waivers, etc.

     (a) This Collateral Agreement may not be supplemented, amended or modified without the consent of the Company, each Indenture Trustee (acting with the consent of a majority in interest of the Noteholders under the Applicable Indenture), the Collateral Agent and, each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Indenture Trustee or any Noteholder for the following purposes: (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Collateral Agent as security for the Secured Obligations; succession of another Person to the Company or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company hereunder;
(d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Collateral Agent shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions a Collateral Access Event permitting the enforcement of all or any of the several remedies provided herein or in this Collateral Agreement; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental agreement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of the other defaults) or may provide for an immediate enforcement upon such a Collateral Access Event or may limit the remedies available to the Indenture Trustees or the Collateral Agent upon such a Collateral Access Event or may limit the right of the

Noteholders to waive such a Collateral Access Event; to surrender any rights or power conferred herein upon the Company; to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein or in the other Basic Documents; to correct or amplify the description of any property at any time subject to the Lien of this Collateral Agreement or better to assure, convey and confirm unto the Collateral Agent any property subject or required to be subject to the Lien of this Collateral Agreement; and to amend or supplement any provision contained in this Collateral Agreement or in any supplemental agreement if such amendment or supplement shall not materially adversely affect the Noteholders or shall confer benefits upon the Noteholders. Notwithstanding the foregoing, without the consent of each Noteholder and each Liquidity Provider, no supplement, amendment or modification of this Collateral Agreement may (a) reduce the percentage of the aggregate principal amount of any Notes of any Class necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or
(b) modify Section 2.5, 3.2 or 3.3, relating to the distribution of monies received or realized by the Collateral Agent. Without the consent of each Noteholder in an affected Class, the Collateral Agent shall not consent to any amendment or modification of any Liquidity Agreement which would have a material adverse effect on such Noteholders. Nothing contained in this Section shall require the consent of an Indenture Trustee to the extent that all Secured Obligations in respect of the Indenture to which such Indenture Trustee is a party shall have been irrevocably paid in full.

     SECTION 10.2.  Collateral Agent Protected.

     If, in the opinion of the institution acting as the Collateral Agent hereunder, any document required to be executed pursuant to the terms of Section 10.1 adversely affects any right, duty, immunity or indemnity with respect to it under this Collateral Agreement or any Liquidity Facility, the Collateral Agent may in its discretion decline to execute such document.

     SECTION 10.3. Effect of Supplemental Agreements. Upon the execution of any agreement supplemental hereto pursuant to the provisions hereof, this Collateral Agreement shall be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Collateral Agreement of the parties hereto shall be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be deemed to be and shall be part of the terms and conditions of this Collateral Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article X, the Collateral Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Collateral Agreement. The Collateral Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Collateral Agent's own rights, duties or immunities under this Collateral Agreement or otherwise.

     SECTION 10.4.  Notice to Rating Agencies.

     Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by Article X hereof, the Collateral Agent shall send a copy thereof to each Rating Agency.

                            ARTICLE XI.

                           MISCELLANEOUS

     SECTION 11.1.  Termination of Collateral Agreement.

     Upon (or at any time after) payment in full of the principal of, and interest and Make Whole Premium, if any, on, and all other amounts due under the Basic Documents, or otherwise due to, each of the Liquidity Providers and the Noteholders of all Notes and provided that there shall then be no other amounts due to the Noteholders, the Indenture Trustees, the Liquidity Providers and the Collateral Agent hereunder or otherwise secured hereby, and that the commitment of the Liquidity Providers under the Liquidity Facilities and the Liquidity Agreements shall have expired or been terminated, the Collateral Agent shall execute and deliver to the Company an appropriate instrument releasing the Collateral from the assignment and pledge thereof hereunder, and the Collateral Agent shall execute and deliver such instrument as aforesaid and, at the Company's expense, shall execute and deliver such other instruments or documents as may be reasonably requested by the Company to give effect to such release; provided, however, that this Collateral Agreement and the trusts created hereby shall earlier terminate and this Collateral Agreement shall be of no further force or effect upon any sale or other final disposition by the Collateral Agent of all property part of the Collateral and the final distribution by the Collateral Agent of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid or otherwise provided, this Collateral Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

     SECTION 11.2.  No Legal Title to Collateral in Secured
Parties.

     No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Secured Party in and to the Collateral or hereunder shall operate to terminate this Collateral Agreement or entitle such Secured Party or any successor or transferee of such holder to an accounting or to the transfer to it of legal title to any part of the Collateral.

     SECTION 11.3.  Collateral Agreement for Benefit of Company,
Collateral Agent and Secured Parties.

     Nothing in this Collateral Agreement, whether express or implied, shall be construed to give to any Person other than the Company, the Collateral Agent and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Collateral Agreement or the Collateral.

     SECTION 11.4.  Notices.

     Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Collateral Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and (i) if to the Collateral Agent, addressed to it at its office at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, Attention: Corporate Trust Administration, Telecopy:
(302) 651-8882, (ii) if to the Company, addressed to it at its office at USAir, Inc., Crystal Park Four, 2345 Crystal Drive, Arlington, VA 22227, Attention: Treasurer, Telecopy:
(703) 418-5936 and (iii) if to any Secured Party, addressed to such party at such address as such party shall have furnished by notice to the Company and the Collateral Agent. Whenever any notice in writing is required to be given by the Company or the Collateral Agent or any Secured Party to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is received, if such notice is mailed by certified mail, postage prepaid or by courier service or is sent by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Collateral Agreement.

     SECTION 11.5.  Severability.

     Any provision of this Collateral Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.6.  No Oral Modifications or Continuing Waivers.

     No terms or provisions of this Collateral Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Collateral Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

     SECTION 11.7.  Successors and Assigns.

     All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Secured Party shall bind the successors and assigns of such Secured Party.

     SECTION 11.8.  Headings.

     The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.9.  Governing Law; Counterpart Form.

     This Collateral Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance. This Collateral Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.10  In Service Date.

     The Company represents and warrants that each Aircraft was first placed in service on the date specified for such Aircraft under the heading "Offering Memorandum Summary - Aircraft
Securing the Notes" in the Offering Memorandum.

     SECTION 11.11.  Substitution of Collateral.

     The Company shall have the right, upon five days' prior notice to the Collateral Agent, to deposit with the Collateral Agent, as trust funds in trust, specifically pledged for the benefit of the Secured Parties as "Collateral" under this Collateral Agreement, (1) money, (2) U.S. Government Obligations or (3) any combination of money or U.S. Government Obligations (any of the items in clauses (1), (2) and (3) being referred to as "Substitute Collateral") and upon such deposit, upon the request of the Company, the Collateral Agent shall execute and deliver to the Company an appropriate instrument releasing one or more Aircraft from the Lien of this Collateral Agreement; provided that the Collateral Agent shall only release an Aircraft from the Lien of this Collateral Agreement to the extent that:

     (a) for each Aircraft as to which the Company has requested such release, an Investment Banker has delivered a written verification to the Collateral Agent that such Substitute Collateral (including, in the case of U.S. Government Obligations, through the payment of interest and principal in respect thereof in accordance with their terms) will provide money in an amount sufficient to pay the Pro Rata Amount, plus interest and premium (if any) payable in respect of such Pro Rata Amount on the dates such payments of principal, premium or interest are or are to become due until the Maturity Date (including as a result of redemption in respect of which irrevocable notice has been given to an Indenture Trustee on or prior to the date of such deposit);

     (b) on the date of such substitution, no Collateral Access
Event shall have occurred and be continuing;

     (c) the Company has delivered to the Collateral Agent confirmations from each of the Rating Agencies to the effect that after giving effect to such substitution, the rating assigned to each Class of Notes by such Rating Agency will not be lower than such rating immediately prior to such substitution;
and

     (d) the Company shall have executed such documents, if any, as the Collateral Agent may reasonably request in order to subject such Substitute Collateral to the Lien of this Agreement.

            *                   *                    *

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Collateral Agreement has been made and delivered in the City of New York, and this Collateral Agreement has become effective only upon such execution and delivery.

                              USAIR, INC.

                              By: /s/Thomas A. Fink
                                -------------------------------
                             Name:  Thomas A. Fink
                              Title: Treasurer


                              WILMINGTON TRUST COMPANY,
                                as Collateral Agent

                              By: /s/W. Chris Sponenberg
                                -------------------------------
                                    W. Chris Sponenberg
                              Title: Financial Services Officer


                              WILMINGTON TRUST COMPANY,
                                as Class A Indenture Trustee

                              By: /s/W. Chris Sponenberg
                                -------------------------------
                                    W. Chris Sponenberg
                              Title: Financial Services Officer


                              WILMINGTON TRUST COMPANY,
                                as Class B Indenture Trustee

                              By: /s/W. Chris Sponenberg
                                -------------------------------
                                    W. Chris Sponenberg
                              Title: Financial Services Officer


                              WILMINGTON TRUST COMPANY,
                                as Class C Indenture Trustee

                              By: /s/W. Chris Sponenberg
                                -------------------------------
                                    W. Chris Sponenberg
                              Title: Financial Services Officer

                              WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE, NEW YORK BRANCH,
                                as Class A Liquidity Provider


                              By: /s/Brigitte Thieme
                               --------------------------------
                              Title: Managing Director

                              By: /s/Cordula Kraska-Hoernemann
                               --------------------------------
                              Title: Vice President


                              WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE, NEW YORK BRANCH,
                                as Class B Liquidity Provider


                              By: /s/Brigitte Thieme
                               --------------------------------
                              Title: Managing Director

                              By: /s/Cordula Kraska-Hoernemann
                               --------------------------------
                              Title: Vice President


                              WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE, NEW YORK BRANCH,
                                as Class C Liquidity Provider


                              By: /s/Brigitte Thieme
                               --------------------------------
                              Title: Managing Director

                              By: /s/Cordula Kraska-Hoernemann
                               --------------------------------
                              Title: Vice President

                                                    Exhibit A to
                                      Collateral Agency Agreement


                     FORM OF COLLATERAL AGENCY
                     AGREEMENT SUPPLEMENT NO. ___


     Collateral Agency Agreement Supplement No. ___, dated____________________, 19___ ("Collateral Agreement
Supplement"), of USAir, Inc. (the "Company").


                         W I T N E S S E T H :


     WHEREAS, the Collateral Agency Agreement, dated as of February 15, 1996 (the "Collateral Agreement") between the Company; Wilmington Trust Company, as Class A Indenture Trustee; Wilmington Trust Company, as Class B Indenture Trustee, Wilmington Trust Company, as Class C Indenture Trustee; Westdeutsche Landesbank, New York Branch, as Class A Liquidity Provider, Westdeutsche Landesbank, New York Branch, as Class B Liquidity Provider; Westdeutsche Landesbank, New York Branch, as Class C Liquidity Provider and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Collateral Agent thereunder (in such capacity, together with its successors, the "Collateral Agent"), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Collateral Agreement being used herein with the same meanings), and shall specifically grant a security interest in the Aircraft to the Collateral Agent; and

     WHEREAS, the Collateral Agreement relates to the Airframes and Engines respectively described in Annexes A-I attached hereto and made a part hereof, and a counterpart of the Collateral Agreement is attached to and made a part of this Collateral Agreement Supplement; and

     WHEREAS, the Company hereby acknowledges that the Aircraft respectively referred to in Annexes A-I attached hereto and made a part hereof have been delivered to the Company and are included in the property of the Company covered by the terms and conditions of the Collateral Agreement subject to the security interest created thereunder;

     NOW, THEREFORE, in order to secure the prompt payment of the principal of, Make Whole Premium (if any), and interest (including, without limitation, Post Petition Interest) on, and all other amounts due with respect to, all Notes from time to time outstanding under the Indentures and the prompt payment of all Liquidity Obligations (including, without limitation, Post Petition Interest) from time to time outstanding under the Liquidity Agreements and the Basic Documents and the performance and observance by the Company of all the agreements, covenants and provisions for the benefit of the Noteholders and the Liquidity Providers in the Collateral Agreement and in the Indentures, the Liquidity Agreements and the Notes contained, and the prompt payment of any and all amounts from time to time owing under each Indenture and under each Liquidity Agreement and the other Basic Documents by the Company to the Noteholders, the Indenture Trustees and the Liquidity Providers, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the Noteholders, and the issuance by the Liquidity Providers of the Liquidity Facilities, and of the sum of $1.00 paid to the Company by the Collateral Agent at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has granted, and does hereby grant, a security interest in the property comprising the Airframes and Engines described respectively in the Annexes A-I attached hereto, whether or not any such Engines shall be installed in or attached to an Airframe or any other aircraft, to the Collateral Agent, its successors and assigns, in trust for the benefit of the Secured Parties.

     To have and to hold all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, in trust for the benefit and security of the Secured Parties and for the uses and purposes and subject to the terms and provisions set forth in the Collateral Agreement.

     This Supplement shall be construed as supplemental to the Collateral Agreement and shall form a part thereof, and is hereby incorporated by reference therein and is hereby ratified, approved and confirmed.

     This Supplement is being delivered in the State of New York and shall be governed by New York law.

     IN WITNESS WHEREOF, the Company has caused this Supplement
No. ___ to be duly executed by one of its duly authorized officers, as of the day and year first above written.


                             USAIR, INC.


                             By: __________________________
                             Title:

                                                       Annex __







                 DESCRIPTION OF AIRFRAME AND ENGINES


                             AIRFRAME

                              FAA
                              Registration      Manufacturer's
Manufacturer        Model     Number            Serial No.
- ------------        -----     ------------      --------------







                            ENGINES

                                   Manufacturer's
Manufacturer             Model     Serial No.
- ------------             -----     --------------




Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                                                  Exhibit B to
                                             Collateral Agency
                                                     Agreement


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